As filed with the Securities and Exchange Commission on March 5, 1996. Registration No. 33-38066

                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                        POST EFFECTIVE AMENDMENT NO. 7
                                      TO

                                   FORM S-1

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            SBM CERTIFICATE COMPANY
              (Exact name of registrant as specified in charter)

                                   Minnesota
        (State or other jurisdiction of incorporation or organization)

                                     6725
           (Primary Standard Industrial Classification Code Number)

                                  41-1671595
                     (I.R.S. Employer Identification No.)

                         c/o ARM Financial Group, Inc.
                        239 S. Fifth Street, 12th Floor
                          Louisville, Kentucky  40202
                                 (502)582-7900
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive office)

                          CT Corporation System Inc.
                            405 Second Avenue South
                         Minneapolis, Minnesota  55401
                                 (612)333-4315
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon after the effective date of this Registration Statement as is practicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

The registrant has registered an indefinite amount of securities under the Securities Act of 1933 pursuant to Rule 24f-2 under the Investment Company Act of 1940. The Rule 24f-2 Notice for the issuer's most recent fiscal year was filed on February 29, 1996.

SBM Certificate Company

Cross Reference Sheet

S-1 Item and Location in Prospectus
-----------------------------------

Item 1      Prospectus Cover

Item 2      Inside Front Cover

Item 3      Sections entitled The Company, Risk Factors

Item 4      Section entitled Use of Proceeds

Item 5      Not Applicable

Item 6      Not Applicable

Item 7      Not Applicable

Item 8      Sections entitled Underwriting Agreement and Underwriter's
            Compensation

Item 9      Section entitled Description of the Certificates

Item 10     Section entitled Experts

Item 11(a)  Section entitled About the Company, History and Business

Item 11(b)  Section entitled About the Company, Description of Property

Item 11(c)  Section entitled About the Company, Legal Proceedings

Item 11(d)  Not Applicable

Item 11(e)  See Index to Financial Statements

Item 11(f)  Section entitled Selected Financial Data

Item 11(g)  Not Applicable

Item 11(h) Section entitled Management's Discussion and Analysis of Results of Operations and Financial Condition

Item 11(i)  Not Applicable

Item 11(j)  Section entitled Executive Officers and Directors of the Company

Item 11(k)  Not Applicable

Item 11(l)  Section entitled About the Company

Item 11(m)  Section entitled Relationship with ARM and Affiliates

Item 12     Section entitled Executive Officers and Directors of the
            Company

SBM CERTIFICATE COMPANY
SERIES 503 CERTIFICATES
PROSPECTUS
MAY 1, 1996

The security offered by this Prospectus is a fully paid fixed-rate face-amount certificate, as defined by the Investment Company Act of 1940 (the "1940 Act"), designated as an investment certificate Series 503 ("Series 503 Certificate" , or "Certificate"). The issuer of this face-amount certificate is SBM Certificate Company (the "Company"). A fully paid fixed-rate face-amount certificate is a security pursuant to which the issuer promises to pay the amount invested ("face-amount"), plus accrued but unpaid interest, on a fixed future date ("maturity date"), in return for the investor making a single lump sum payment to the issuer.

The Company's Series 503 Certificates initially mature three years from the date of issue. The Certificates provide for automatic extensions of the maturity date for ten additional three-year periods unless you notify the Company to the contrary.

The Company agrees to pay interest until maturity or redemption on the face-amount invested at a minimum interest rate of 2.50% per annum. Such interest may be compounded annually on the anniversary date of the Certificate's issuance (the "Certificate Anniversary Date") and paid at maturity or redemption. Alternatively, interest may be paid, at your option, yearly on the Certificate Anniversary Date, or quarterly on a quarterly payment date based upon the date of the Certificate's issuance (the "Certificate Issuance Date"). The Company may determine, in advance, to pay interest at a rate in excess of the minimum interest rate.

As of the date of this Prospectus, the Company has determined to pay interest for each of the three Certificate years prior to the initial maturity date at the following combined rates, instead of the lesser rate provided in the
Certificate:

          If Interest is   If Interest is   If Interest is
          Paid Quarterly    Paid Annually     Compounded
                                               Annually
----------------------------------------------------------
Year 1         x.xx%            x.xx%            x.xx%
----------------------------------------------------------
Year 2         x.xx%            x.xx%            x.xx%
----------------------------------------------------------
Year 3         x.xx%            x.xx%            x.xx%
----------------------------------------------------------

These rates are payable for the initial three-year period only. Although the Company intends to declare in advance additional interest rates which result in combined interest rates above the 2.50% minimum rate for Certificate years beyond the initial maturity date, there is no obligation to do so. See "Description of the Certificates - Additional Interest Rates". Sales compensation, not to exceed $30.00 per $1,000, per three-year maturity period, will be paid to the underwriter of the Series 503 Certificates from the general funds of the Company and will not be deducted from the amount invested.

No interest will be paid on Certificates surrendered for redemption less than three months after the issue date. In addition, if a Certificate is redeemed during any three-year maturity term, the interest paid or accrued will be reduced in accordance with rates declared by the Company. If you have elected to have interest paid quarterly or annually, the reduced interest rate may cause the amount paid upon surrender to be less than the amount invested. A Certificate surrendered during any three-year maturity term will receive interest for the number of full months the Certificate was in force from the Certificate Issuance Date (subject to the three-month limitation and interest rate reduction referred to above) or the latest date at which interest was paid.

See "Description of the Certificates" for a complete description of the terms of your Certificate.

PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS".

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

INVESTORS ARE ADVISED TO RETAIN THE PROSPECTUS FOR FUTURE REFERENCE.

THESE SECURITIES ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK AND ARE NOT INSURED OR GUARANTEED BY THE U.S. GOVERNMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION BANK INSURANCE FUND, THE FEDERAL RESERVE BOARD, OR ANY GOVERNMENTAL AGENCY. AN INVESTMENT IN THESE SECURITIES INVOLVES INVESTMENT RISK, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL.

TABLE OF CONTENTS

                                                                                       Page
-------------------------------------------------------------------------------------------
Available Information                                                                     2
The Company                                                                               3
Risk Factors                                                                              3
Underwriting Agreement                                                                    3
Underwriter's Compensation                                                                4
Description of the Certificates                                                           4
     Investment Amounts                                                                   4
     Minimum Interest Rate                                                                4
     Additional Interest Rates                                                            4
     Maturity                                                                             4
     Redemption                                                                           5
     Deferred Payment                                                                     5
     Method of Distribution                                                               5
     Federal Income Tax Treatment                                                         5
     Transfer of Ownership                                                                6
     Reserves and Deposits with Custodian                                                 6
     Certain Financial Information                                                        6
     Use of Proceeds                                                                      6
     Investment Policies                                                                  7
About the Company                                                                         7
Executive Officers and Directors of the Company                                           9
Relationship with ARM and Affiliates                                                     10
Experts                                                                                  11
Selected Financial Data                                                                  12
Management's Discussion and Analysis of Results of Operations and Financial Condition    13
Index to Financial Statements                                                            14

AVAILABLE INFORMATION

The Company is subject to certain of the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"). Reports and other information on the Company are required to be filed with the Securities and Exchange Commission ("SEC") and, when filed, are available for inspection and copying at the public reference section of the SEC, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and also at the public reference facilities at the SEC's regional offices located at Room 1400, 75 Park Place, New York, New York 10007, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates by writing to the SEC, Public Reference Section, Washington, D.C.
20549.

This Prospectus does not contain all of the information set forth in the Registration Statement and exhibits thereto (the "Registration Statement") covering the securities offered by this Prospectus. The Company has filed such Registration Statement with the SEC. Certain portions of such Registration Statement have been omitted pursuant to the rules and regulations of the SEC. Reference is made to such materials for further information with respect to the Company and the Certificates offered by this Prospectus.

The Company is not required by applicable laws to furnish you with an annual report. The Company will furnish an annual report, containing financial statements that have been audited and reported upon by independent certified public accountants, if you request a copy.

THE COMPANY

SBM Certificate Company is a Minnesota corporation and a wholly owned subsidiary of ARM Financial Group, Inc. ("ARM"), a financial services holding company based in Louisville, Kentucky providing retail and institutional products and services to the long-term savings and retirement market. The executive offices of the Company are located at 239 S. Fifth Street, 12th Floor, Louisville, Kentucky 40202. The telephone number is (502)582-7900.

RISK FACTORS

Prospective purchasers of the Certificates should examine and carefully consider this entire Prospectus, including the following items, for important information concerning an investment in the Certificates.

ABSENCE OF A RATING

The Company has not applied for or received a rating for its Series 503 Certificates from any nationally recognized rating organization.

RELATIONSHIP WITH ARM

While the Company is an independent operating entity, it is also a wholly owned subsidiary of ARM. The Company relies upon ARM and its affiliates with respect to the provision of services which impact the management, operations, investments, and capital of the Company. For this reason, factors affecting ARM also may affect the Company, including ARM's operating results, consolidated business and capital plans, and its relationship with various regulators. See "Relationship with ARM and Affiliates".

EFFECTS OF CHANGES IN INTEREST RATES

The market value of the Company's investment portfolio, which consists primarily of publicly traded, investment grade debt securities, is affected by economic and market conditions and fluctuations in interest rates. Although the Company seeks to control this interest rate risk, during periods of sharp changes in interest rates the Company may experience unrealized losses in the value of assets held in its investment portfolio. In such an environment, if the Company were required to sell assets to meet liquidity needs, the Company could recognize losses on the sale of such assets. Such losses would reduce the overall capital resources available to the Company to provide a source of funds for Company operations, including the making of payments on Certificates.

EARLY REDEMPTIONS OF CERTIFICATES

If a Certificate is surrendered for redemption within three months of its issue date, no interest will be paid. In addition, if a Certificate is redeemed during any three-year maturity term, interest on the Certificate will be paid at a reduced rate. If you have elected to have interest paid quarterly or annually, the reduced interest rate may cause the amount paid upon surrender to be less than the amount invested.

ADDITIONAL INTEREST RATES

The initial rates are payable for the initial three-year period only. Although the Company intends to declare in advance additional interest rates which result in combined interest rates above the 2.50% minimum rate for Certificate years beyond the initial maturity date, there is no obligation to do so.

UNDERWRITING AGREEMENT

Pursuant to an Underwriting Agreement between the Company and SBM Financial Services, Inc. ("SBM Financial Services"), (a wholly owned subsidiary of ARM registered as a broker-dealer under the 1934 Act) dated June 14, 1995, SBM Financial Services has the exclusive right to solicit applications for and to distribute the Certificates. Pursuant to such agreement, SBM Financial Services agrees to continuously solicit such applications, as long as Certificates are available for sale. The Company reserves the right to reject any application. SBM Financial Services has no obligation to purchase or sell any designated dollar amount or quantity of Certificates but is only required to use its best efforts on the Company's behalf.

The Company's Board of Directors, including a majority of directors who are not interested persons of SBM Financial Services or ARM, approve the Underwriting Agreement annually. The Underwriting Agreement is terminable by either party with sixty days' notice.

UNDERWRITER'S COMPENSATION

In accordance with the Underwriting Agreement, the Company pays SBM Financial Services compensation which does not exceed $30.00 per $1,000 invested per three-year maturity period. Such compensation is paid from the general funds of the Company. SBM Financial Services pays compensation to its representatives and pays other selling expenses in connection with the sale of Certificates. The Company has paid SBM Financial Services $443,579, $507,995, and $377,675, in 1995, 1994, and 1993, respectively, as compensation and other issuance, underwriting, and sales expenses.

DESCRIPTION OF THE CERTIFICATES

INVESTMENT AMOUNTS

The Series 503 Certificate may be purchased by submitting an application and a single payment of at least (1) $1,000 if you choose to have interest paid or compounded annually, or (2) $5,000 if you choose to have interest paid quarterly. The amount of your payment is the face-amount of the Certificate.

MINIMUM INTEREST RATE

The Series 503 Certificate bears a minimum rate of interest of 2.50% per annum. Interest accrues monthly and compounds annually if not paid. Interest may be compounded annually on the Certificate Anniversary Date and paid at maturity or redemption. Alternatively, interest may be paid at your option, annually on the Certificate Anniversary Date, or quarterly based upon the Certificate Anniversary Date. The election to have interest accrued or paid may not be changed after the Certificate has been issued.

ADDITIONAL INTEREST RATES

The Certificate may earn interest at a rate in excess of the minimum rate of 2.50% per annum. From time to time, the Company may declare additional interest rates. The sum of the additional interest rate and the minimum rate of 2.50% make up the combined interest rate.

For new purchases of Series 503 Certificates, the Company has declared that interest shall be payable at the combined rate set forth on the cover page of this Prospectus (or any applicable supplement thereto) for each of the three years of the initial term of the Certificate.

Notwithstanding the foregoing, as market conditions warrant, the Company may from time to time change the additional interest rates to be accrued for the Series 503 Certificates. The combined interest rates applicable to a particular Certificate will be the rates in effect on the date the investor's application is accepted at the Company's administrative office. The combined interest rates may be greater or lesser than the combined interest rates shown on the cover page of this Prospectus. However, no such change in rates will affect the combined interest rates of any Certificate purchased prior to the effective date of the change.

The combined interest rate in effect at the initial maturity date and each subsequent maturity date is the basis for the interest paid on a Certificate for any subsequent renewal periods. There is no obligation on the part of the Company to declare and pay additional interest in years following the initial maturity date. Therefore, the combined interest rates on a Certificate for years beyond the initial three-year term of the Certificate may be greater or lesser than the rate in effect for that Certificate for the first three years. It is the Company's current policy to pay interest on renewed Certificates at a rate based on the combined rate in effect at the initial or any subsequent maturity date (as applicable) plus .10%. This policy is subject to change at any time without prior notice with respect to any renewal periods applicable to any Certificates currently outstanding or to be issued in the future.

The prevailing investment rates available on interest-bearing instruments is a primary consideration in deciding upon the declaration of additional interest rates. Nonetheless, irrespective of such rates, the Company has complete discretion as to what additional interest rates, if any, shall be declared.

MATURITY

Your Series 503 Certificate matures three years from the Certificate Issuance Date. At maturity, you will be entitled to receive the original invested amount if you elected to receive interest payments annually or quarterly. If you elected to have interest compounded, you will be entitled to receive at maturity the original invested amount plus accrued interest.

At the end of the original three-year period, the maturity date automatically extends for an additional three-year period unless you notify the Company to the contrary. The Company will provide you with written notice not less than fifteen days prior to the original maturity date, and any additional maturity date, that the maturity date of the Certificate will be automatically extended for an additional three-year period unless you elect by written notice to the Company not to extend such maturity date. The total number of additional three-year periods for which your Series 503 Certificate may be extended, beyond the original term, is ten periods, or a total of thirty additional years beyond the original maturity date. During any such additional maturity period or periods for which the Certificate has been extended, the Certificate shall continue to accrue interest, interest shall be paid out or compounded, or the Certificate may be surrendered for redemption, all in accordance with the terms provided in the Certificate issued for the initial three-year term of the Certificate.

REDEMPTION

You may surrender your Certificate to the Company, properly endorsed, at any time prior to maturity and be entitled to receive in cash the face amount of your Certificate and all interest, if any, then due and unpaid except as set forth below. You may also withdraw at any time a portion of the original amount invested (including any accrued but unpaid interest on the withdrawn amount). The minimum amount you may withdraw is $1,000 and the remaining balance must not be less than $1,000 if you elected to have interest compounded to maturity or paid annually, nor less than $5,000 if you elected to have interest paid quarterly. You may make such a redemption with a written request to the Company accompanied by the Certificate, properly endorsed. If your Certificate has been lost, the Company will require you to obtain a Lost Instrument Bond at your expense. The written redemption request should be signed by you exactly as the Certificate is registered. For redemptions of $20,000 or more, your signature or signatures must be guaranteed by a national securities exchange, a member firm of a principal stock exchange, a registered securities association, a clearing agency, a bank or trust company, a savings association, a credit union, a broker or dealer, a municipal securities broker or dealer, a government securities broker or dealer, or a representative of SBM Financial Services. Further documentation may be required from corporations, executors (executrixes), partnerships, administrators (administratrixes), trustees or custodians. For your protection, Certificates should be sent by registered mail.

No interest will be paid on Certificates surrendered for redemption less than three months after the Certificate Issuance Date. In addition, if a Certificate is redeemed during any three-year maturity term, the interest paid or accrued will be reduced in accordance with rates declared by the Company. If you have elected to have interest paid quarterly or annually, the reduced interest rate may cause the amount paid upon surrender to be less than the amount invested. A Certificate surrendered during any three-year maturity term will be entitled to receive interest for the number of full months the Certificate was in force from the Certificate Issuance Date (subject to the three-month limitation and interest rate reduction referred to above) or the latest date at which interest was paid, as applicable.

DEFERRED PAYMENT

The Company reserves the right, prior to maturity, to defer any payment for up to thirty days. During such period, interest will accrue on the deferred amount at not less than the minimum interest rate of 2.50%.

METHOD OF DISTRIBUTION

The Certificates are distributed by registered representatives of SBM Financial Services and also by registered representatives of other broker-dealers that have selling agreements with SBM Financial Services. Pursuant to the Underwriting Agreement between the Company and SBM Financial Services, the Company pays sales compensation to SBM Financial Services for distribution of the Certificates. SBM Financial Services in turn pays compensation to its representatives and pays other distribution expenses. See "Underwriting Agreement".

FEDERAL INCOME TAX TREATMENT

Under Internal Revenue Service rules and regulations, investors holding Series 503 Certificates realize current income for tax purposes. Under these guidelines, interest accrued on a face-amount certificate, including additional interest, must be reported by the Certificate holder as taxable ordinary income each year on a current basis. These regulations require a Series 503 Certificate holder who has elected to have interest compounded annually to recognize interest income for income tax purposes in the years in which it is accrued despite payment of the interest to the Certificate holder in later years under the terms of the Certificate. The Company will send you annually a report showing the income to be reported with respect to your Certificate under these regulations.

Pursuant to federal law, each investor must provide the Company with a correct taxpayer identification number. Generally, this number is the investor's Social Security or employer identification number. Failure to provide such number may make it necessary for the Company to withhold a portion of any accrued interest.

TRANSFER OF OWNERSHIP

There is no public market for resale of the Certificates, nor is it anticipated that one will develop in the future. Your Certificate may be assigned on the records of the Company if you send the Certificate to the Company, properly endorsed, along with proper transfer information concerning the person or entity to whom the Certificate will be transferred. You should sign the written transfer request exactly as the Certificate is registered. For transfers of $20,000 or more, your signature or signatures must be guaranteed by a national securities exchange, a member firm of a principal stock exchange, a registered securities association, a clearing agency, a bank or trust company, a savings association, a credit union, a broker or dealer, a municipal securities broker or dealer, a government securities broker or dealer, or a representative of SBM Financial Services. Further documentation may be required from corporations, executors (executrixes), partnerships, administrators (administratrixes), trustees or custodians. For your protection, Certificates should be sent by registered mail.

RESERVES AND DEPOSITS WITH CUSTODIAN

The Company accrues liabilities ("reserves") for its Certificate obligations in accordance with the 1940 Act. In general, reserves are established monthly in an amount equal to the face-amount of each Certificate plus the amount of accrued but unpaid interest on each Certificate as of that date.

The 1940 Act requires the Company to have capital stock in an amount not less than $250,000 and to keep on deposit, with a qualified custodian, certain kinds of investments having a value not less than $250,000 plus the amount of its outstanding certificate reserves. For information on the value of the Company's investments on deposit and the Company's reserves on all outstanding certificates, see Notes 1, 3, 4, and 8 of Notes to Financial Statements.

Most of the Company's investments are on deposit pursuant to the terms of a custody agreement with First Bank National Association, a national banking association, located in Minneapolis, Minnesota. The Company also maintains separate deposits as required by certain states. The custody agreement requires the Company to maintain investments on deposit with a value (calculated in accordance with the provisions of the 1940 Act) in excess of the Company's reserves for outstanding certificate obligations. The Company may not withdraw from the custodian's possession any specific investments unless the Company deposits in their place investment(s) with an equivalent or higher value, or the remaining investments on deposit have a value in excess of the Company's required certificate reserves. If the Company fails to make any payment required by the terms of any certificate, the custodian is required, upon the request of a Certificate holder pursuant to custody agreement, to pay such obligation from the investments the custodian holds.

CERTAIN FINANCIAL INFORMATION

For information regarding the amounts of revenue, results of operations and assets attributable to the Company's face-amount certificate business and significant events relating to the Company's business, see "Selected Financial Data", and "Management's Discussion and Analysis of Results of Operations and Financial Condition".

USE OF PROCEEDS

The Certificates are issued and guaranteed by the Company, a wholly owned subsidiary of ARM. The Company backs the Certificates by investing the money received and keeping the invested assets on deposit. The Company's investments are varied and of generally high quality. The composition and quality of the Company's investments is subject to change from time to time at the Company's sole discretion. At December 31, 1995, such composition was:

     Cash and cash equivalents                            6.5 %
     Fixed maturities:
          U.S. Treasury securities and
            obligations of U.S. government agencies      10.6
          Corporate securities                            8.3
          Collateralized mortgage obligations            47.6
          Other mortgage-backed securities               22.8
          Other fixed maturities                          1.8
     Other investments                                    2.4
                                                        ------
          Total                                          100.0 %
                                                        ======

More than 98% of our fixed maturities portfolio is rated investment grade as of December 31, 1995. Investment grade securities are those classified as 1 or 2 by the National Association of Insurance Commissioners, or where such classifications are not available, having a rating on the scale used by Standard & Poor's Corporation of BBB- or above.

INVESTMENT POLICIES

Investment decisions relating to the Company's investment portfolio are made by the Company's Chief Investment Officer (the "CIO"). The Board of Directors regularly reviews the decisions of the CIO. The CIO, in accordance with the investment policies of the Company, uses his best judgment in deciding the amount and type of investments to be purchased and sold subject to certain limitations on investments prescribed by the 1940 Act. Section 28 of the 1940 Act requires the Company to deposit only "qualified investments". Qualified investments are defined as those investments which life insurance companies are permitted to invest in or hold under the provisions of the Insurance Code of the District of Columbia.

The following policies currently govern the Company's investment decisions, but may be changed by the Board of Directors without shareholder or Certificate holder approval. The Company will not purchase any securities on margin or participate on a joint or joint and several basis in any trading account in securities. It will not effect the short sale of any security. The Company has the authority to borrow money and may borrow in the future if management feels it is necessary or desirable in conducting its business in the most advantageous manner. It may do this either for temporary or extended purposes and may pledge some of its assets as security. The Company does not generally deal in real estate, but reserves freedom of action to do so if such arrangement would provide a desirable investment or a source of mortgage loans. The Company does not intend to engage in the purchase and sale of commodities or commodity contracts. Also, the Company does not at present intend to act as underwriter of securities issued by other persons. It may make real estate loans of various types and may make other kinds of loans should such form of investment appear to be desirable in the future. It is not restricted by its Articles of Incorporation or By-Laws as to the concentration of its investments in any particular industry or group of industries. Subject to the basic restriction of investment in qualified investments, the Company reserves freedom of action with regard to portfolio turnover.

In past years, the Company made mortgage loans, principally consisting of commercial real estate mortgage loans. The current policy of the Company is not to make any new mortgage loans, though the Company may make new loans in connection with the disposition of its properties and may restructure existing mortgage loans.

ABOUT THE COMPANY

HISTORY

The Company was incorporated in Minnesota on June 18, 1990, to assume the face-amount certificate business of SBM Company ("SBM"). The Company became a wholly owned subsidiary of ARM pursuant to ARM's purchase of substantially all of the assets of SBM (the "Acquisition") in June 1995. SBM had issued various series of face-amount certificates of the fully paid and installment type since 1914. The Company was registered as an investment company under the 1940 Act and assumed the obligations of SBM's outstanding face-amount certificates in January 1991. SBM owned the Company directly until December 31, 1993, at which time SBM transferred all of the shares of the Company to its subsidiary State Bond and Mortgage Life Insurance Company ("SBM Life"). Following the Acquisition, all of the shares of the Company were transferred from SBM Life to ARM.

BUSINESS

The Company's sole business is issuing fixed-rate face-amount certificates registered under the 1940 Act. A face-amount certificate is an obligation of the Company requiring the Company to pay a certain amount, plus a specified return, to an investor at a given maturity date, or lesser amounts if the Certificate is redeemed prior to maturity. The Company is currently offering one series of single-payment investment certificates. The Company's face-amount certificate operations include issuance of single-payment certificates and the servicing of outstanding single-payment and installment certificates, the investment of related funds, and other related service activities. The Company's face-amount certificates are sold primarily in Minnesota, Iowa, California, South Dakota, Wisconsin and Illinois.

The Company's face-amount certificates are distributed exclusively by SBM Financial Services, a wholly-owned subsidiary of ARM, pursuant to an Underwriting Agreement. See "Underwriting Agreement". SBM Financial Services is registered with the SEC as a broker-dealer under the provisions of the 1934 Act. In addition, ARM provides investment management services to the Company pursuant to an Investment Services Agreement. Such services are provided in part through ARM's wholly-owned subsidiary ARM Capital Advisors, Inc. ("ARM Capital Advisors"). See "Relationship with ARM and Affiliates". ARM Capital Advisors is registered with the SEC as an investment adviser under the provisions of the Investment Advisers Act of 1940.

The Company's gross margin is derived primarily from the margin between earnings on investments and amounts paid or credited on its fixed rate Certificate deposits ("investment spread"). The Company's net income is determined by deducting investment expenses and federal income taxes. The investment spread is affected principally by general economic conditions, government monetary policy, the policies of regulatory authorities that influence market interest rates, and the Company's ability to respond to changes in such rates. Changes in market interest rates may have a negative impact on the Company's earnings. See "Management's Discussion and Analysis of Results of Operations and Financial Condition" and "Risk Factors".

The Company has no foreign sales.

COMPETITION

The Company's face-amount certificate business competes in general with various types of individual savings products which offer a fixed rate of return on investors' money, especially insurance and bank and thrift products. Some of these other products are insured by governmental agencies or funds or private third parties (e.g., banks and thrifts typically have federal deposit insurance covering monies deposited with them). The Certificates offered by this Prospectus are not guaranteed or insured by any governmental agency or fund or independent third party. The Company's ability to offer competitive interest rates, attractive terms, and efficient service are the Company's primary basis for meeting competition. The Company's main competitor is IDS Certificate Company.

EMPLOYEES

The Company currently has no employees. Investment, administrative, and distribution services are provided pursuant to an Investment Services Agreement, an Administrative Services Agreement, and an Underwriting Agreement, all of which are dated as of June 14, 1995. See "Underwriting Agreement" and "Relationship with ARM and Affiliates".

CAPITAL STRUCTURE

The Company has 1,000,000 shares of authorized common stock, $1.00 par value, of which 250,000 shares are currently issued and outstanding. ARM owns all of the Company's issued and outstanding shares. All such shares are currently pledged pursuant to a credit agreement among ARM and certain lenders to secure a bank loan made to ARM.

REGULATION

Like many financial service companies which offer investment opportunities to the public, the Company is subject to regulation and supervision by federal and state regulators. The 1940 Act and rules issued by the SEC thereunder specify certain terms for face-amount certificates, the method for calculating reserve liabilities on outstanding certificates, the minimum amounts and types of investments to be deposited with a qualified custodian to support such reserve liabilities (see "Description of the Certificates -Reserves/Deposits with Custodian" and Note 3 of Notes to Financial Statements), and a variety of other restrictions on the operation and governance of a face-amount certificate company. Pursuant to statutory authority, the Minnesota Department of Commerce and the Illinois Secretary of State exercise supervisory powers over the Company's face-amount certificate business similar to those under the 1940 Act. In addition, the Minnesota Department of Commerce conducts examinations of the Company on a periodic basis. The offer and sale of Series 503 Certificates also are subject to federal and state securities laws.

The Company is not a bank, broker-dealer or insurance company. The Certificates are not bank products, equity investments, annuities or life insurance, and are not guaranteed or insured by any governmental agency or fund or private third party.

DESCRIPTION OF PROPERTY

The Company's and ARM's corporate executive offices (the "Corporate Offices") are located at 239 S. Fifth Street, 12th Floor, Louisville, Kentucky. The main telephone number for the Corporate Offices is (502) 582-7900. The Corporate Offices are the primary location for ARM's and the Company's investment accounting, corporate accounting, legal and marketing activities and various support personnel. These offices contain approximately 18,900 square feet of office space held pursuant to a lease between ARM and the lessor that runs through April 30, 1998, and approximately 7048 square feet of office space leased on a month to month basis.

The Company's administrative offices are located in New Ulm, Minnesota, at 100 North Minnesota Street. The building is owned by the Company. The building has a total office space of approximately 49,000 square feet, was built in 1936 and was remodeled extensively in 1972, 1974, and 1986. A significant portion of the building (approximately 15,000 square feet) is leased exclusively to State Bank & Trust Company of New Ulm, a former subsidiary of SBM. Parts of the building are leased to other persons.

LEGAL PROCEEDINGS

The Company is not a party to, nor is any of the Company's property the subject of, any material pending legal proceedings, other than ordinary litigation routine to the Company's business.

EXECUTIVE OFFICERS AND DIRECTORS OF THE COMPANY

EXECUTIVE OFFICERS AND DIRECTORS

The Company's directors and executive officers are as follows:

Steven B. Bing, age 49 - Director of the Company since January 1996. Mr Bing is currently employed by R. Gene Smith, Inc., a private investment and venture firm. In that capacity he reviews business opportunities and manages certain operating companies funded by the Smith group. Previously, he served approximately eight years as an officer (including President) of ICH Corporation, a public holding company that owned and operated life and health insurance companies.

John R. McGeeney, age 39 - Director and Chairman of the Board of the Company since January 1996; President of the Company since June 1995. Mr. McGeeney is Co-General Counsel of ARM and holds various offices with other subsidiaries of ARM. Prior to joining ARM in October 1993, from February 1988 to October 1993, he served successively as Attorney, Counsel and Assistant General Counsel for the Accumulation and Investment Group of Providian Corporation. From 1986 to 1988, he was an associate with the law firm of Middleton & Reutlinger.

Theodore S. Rosky, age 59 - Director of the Company since January 1996. Mr. Rosky retired as Executive Vice President & Chief Financial Officer of Providian Corporation in April 1992, and he has served on several corporate boards of directors including insurance company and mutual fund boards.

Martin Snyder, age 48 - Director of the Company since January 1996. Mr. Snyder is currently President of Ohio Valley International, specializing in international trade and business law. Previously, he served as Chief Executive Officer of Taustine, Post, Sotsky, Berman, Fineman & Kohn from 1972 to 1993.

Dennis L. Carr, FSA, MAAA, age 46 - Executive Vice President--Chief Product Development Officer and Actuary. Mr. Carr is an Executive Vice President and the Actuary of ARM and holds various offices with other subsidiaries of ARM. Prior to joining ARM, from July 1988 to September 1993, he was Director of Product Development for the Accumulation and Investment Group of Providian Corporation. From July 1983 to July 1988, Mr. Carr was a consulting actuary for Tillinghast, being named a principal of that firm in 1987.

David E. Ferguson, age 48 - Executive Vice President--Chief Administrative Officer. Mr. Ferguson is an Executive Vice President of ARM and holds various offices with other subsidiaries of ARM. Mr. Ferguson has been associated with ARM and its predecessors since March 1992. Prior to joining ARM, from 1990 to March 1992 , he was the President and Chief Executive Officer of the James Graham Brown Foundation, Inc., a private philanthropy in Louisville, Kentucky. From 1984 to 1990, Mr. Ferguson was a partner at Ernst & Young LLP and National Director of their Insurance Industry Consulting group.

Edward L. Zeman, age 41 - Executive Vice President--Chief Financial Officer. Mr. Zeman is an Executive Vice President and the Chief Financial Officer of ARM and holds various offices with other subsidiaries of ARM. Prior to joining ARM in September 1995, he was Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer of SBM. From 1977 through 1990, Mr. Zeman served as a Senior Manager for Deloitte & Touche LLP. Mr. Zeman currently also serves on the Board of Directors of Dotronix, Inc.

Emad A. Zikry, MA, PhD, age 47 - Executive Vice President--Chief Investment Officer. Mr. Zikry is an Executive Vice President of ARM and is a Director and President of ARM Capital Advisors, Inc., a registered investment adviser. Prior to joining ARM, Mr. Zikry was President and Chief Investment Officer of Kleinwort Benson Investment Management Americas Inc. From 1987 to 1992, he served as Managing Director and Head of Fixed Income and Quantitative Services at Mitchell Hutchins Institutional Investors, Inc. Prior to that time, he was a director at Bankers Trust New York Corporation.

Peter S. Resnik, CFA, CPA, age 35 - Treasurer. Mr. Resnik is the Treasurer of ARM and also holds this office for other ARM subsidiaries. Mr. Resnik has been associated with ARM and its predecessors since July 1992. Prior to joining ARM, from 1986 through July 1992, he served as Assistant Vice President of Commonwealth Insurance, a subsidiary of Providian Corporation in various management positions, the last of which was Director of Planning and Budgets in the Agency Group Division.

Don W. Cummings, CPA, age 32 - Controller. Mr. Cummings is the Controller of ARM and also holds this office for other ARM subsidiaries. Prior to joining ARM, from 1985 to June 1992, he served in various positions within Ernst & Young LLP's Insurance Industry Accounting and Auditing Practice, the last of which was Manager.

Kevin L. Howard, age 31 - Secretary. Mr. Howard is Assistant General Counsel of ARM and holds various offices with other subsidiaries of ARM. Prior to joining ARM in 1994, from April 1992 to January 1994, he was Assistant General Counsel for Providian Corporation, practicing primarily in the areas of securities and real estate law. From 1989 to 1992, he was an associate with the law firm of Greenebaum Doll & McDonald.

Rose M. Culbertson, CPA, age 40 - Tax Officer. Ms. Culbertson is the Tax Officer of ARM and also holds this office for other ARM subsidiaries. Prior to joining ARM in 1994, she was a Tax Manager with Coopers & Lybrand. From mid 1986 to 1990, she served in various positions with Providian Corporation, the last of which was Manager of Tax Compliance.

LIMITATION OF LIABILITY AND INDEMNIFICATION

Pursuant to the Company's Articles of Incorporation, the liability of the Company's directors to the Company and its stockholders is eliminated to the fullest extent permitted by Minnesota law, as it exists or may be amended from time to time, except as prohibited by the 1940 Act. Under Minnesota law, a director's personal liability to a corporation or its stockholders for monetary damages for breach of fiduciary duty as a director may be eliminated if provided by the Articles of Incorporation, except liability resulting from a breach of the duty of loyalty to the corporation or its stockholders, liability for an act or omission not in good faith, involving intentional misconduct or a knowing violation of law, liability for illegal distributions or liability for any transaction undertaken for improper personal benefit. The 1940 Act prohibits a company from indemnifying or by any other means limiting a director's liability resulting from willful misfeasance, bad faith, gross negligence or reckless disregard of his or her duties. In accordance with Minnesota law, the By-Laws of the Company provide, as modified by certain limitations specified by the SEC under the 1940 Act, for the indemnification of an officer or director of the Company against judgments, penalties, fines, settlements, and expenses incurred as a result of being made a party to a proceeding by reason of his or her official capacity with the Company.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "1933 Act") may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

RELATIONSHIP WITH ARM AND AFFILIATES

Pursuant to an Investment Services Agreement and an Administrative Services Agreement entered into in June 1995 between the Company and ARM, the Company reimburses ARM for investment management services (provided in part through ARM Capital Advisors) as well as administrative services. ARM's charges are based upon .20% of invested assets annually for investment management services and
 .25% of total certificate reserves annually for administrative services, but may be reduced by agreement of the parties.

Prior to the Acquisition, the Company reimbursed the costs incurred by SBM for management services provided to the Company pursuant to a management agreement between such parties then in effect by payment of a management fee. Such fee equaled the costs incurred by SBM in its performance of management services for the Company in accordance with such management agreement.

Pursuant to a Tax Allocation Agreement for taxable periods beginning January 1, 1995, the Company has agreed to reimburse ARM for any tax benefits arising from the inclusion of the Company's separate company taxable income in ARM's consolidated income tax returns (e.g., the potential tax benefit which may arise if consolidated net operating losses were used to offset a portion of the Company's income tax liability).

The Underwriting Agreement between the Company and SBM Financial Services, a wholly owned subsidiary of ARM and a registered broker-dealer, is described under the section entitled "Underwriting Agreement".

Prior to the Acquisition, in accordance with an underwriting agreement then in effect between the Company and SBM, the Company paid SBM Financial Services a sales commission not to exceed $30.00 per $1,000 invested per three-year Certificate maturity period.

For the period from June 14, 1995, through December 31, 1995, the Company paid ARM $84,986 for investment management services and $66,993 for administrative services. During such period, in the ordinary course of business, the Company sold $4,001,345 of Federal National Mortgage Association ("FNMA") bonds to Morgan Stanley & Co. Incorporated ("MSCI") in accordance with the Company's investment objectives. The sales were arms-length transactions made on the open market at prevailing market prices pursuant to a competitive bidding process and resulted in a net profit to the Company. MSCI is registered as a broker-dealer under the 1934 Act and is a subsidiary of Morgan Stanley Group Inc. which holds a less than 10% beneficial interest in the voting securities of ARM. In addition, during such period, the Company sold fixed-income instruments held in its investment portfolio in the amount of $7,418,338 to Integrity Life Insurance Company ("Integrity"), an ARM subsidiary, at open-market prices, and purchased fixed-income instruments in the amount of $7,337,632 from Integrity at open-market prices. The purpose of such purchases and sales was to diversify the Company's investment portfolio in accordance with its investment policies.

EXPERTS

Ernst & Young LLP is the Company's independent auditors. Ernst & Young LLP, on an annual basis, will audit certain financial statements prepared by management and express an opinion on such financial statements based on their audits.

The financial statements and schedules included herein for the year ended December 31, 1995, have been audited by Ernst & Young LLP as stated in their reports appearing herein and have been included in reliance upon such reports given their authority as experts in auditing and accounting.

The financial statements and schedules of the Company for the years ended December 31, 1994 and 1993, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports included herein or incorporated by reference in the Company's Registration Statement, and have been so included or incorporated by reference in reliance upon such reports given their authority as experts in auditing and accounting.

SELECTED FINANCIAL DATA

The following selected financial data for the years ended December 31, 1995, 1994, 1993, 1992, and 1991 has been derived from the audited financial statements and should be read in conjunction with those statements and the related notes to the financial statements. The historical financial statements of the Company may not necessarily reflect the results of operations or financial position that would have been obtained had the Company been a separate, independent company. See Note 1 of Notes to Financial Statements. Also see "Management's Discussion and Analysis of Results of Operations and Financial Condition" for additional comments.

                                                         YEAR ENDED DECEMBER 31
-------------------------------------------------------------------------------------------
(in thousands, except per share data)         1995*     1994      1993      1992      1991
-------------------------------------------------------------------------------------------
STATEMENT OF OPERATIONS DATA
Total investment income                      $ 4,889   $ 5,326  $ 5,439   $ 5,492   $ 5,837
Total investment expenses                        958     1,225    1,289     1,161     1,215
Provision for certificate reserves             2,929     3,575    4,090     4,532     5,343
Net investment income (loss)                     595       363      103       (64)     (398)
Net realized investment gains (losses)           181        20       (2)      (21)      340
Net income (loss)                                777       383      101        13       (58)
Net earnings (loss) per share **                3.11      1.53     0.40      0.05     (0.23)

BALANCE SHEET DATA (END OF PERIOD)
Total assets                                 $60,580   $60,609  $71,021   $70,400   $69,364
Face-amount certificate reserves              52,460    60,355   67,029    66,550    67,159
Shareholder's equity                           4,986       187    3,881     3,732     1,840

* The Company was acquired by ARM effective as of May 31, 1995. The results of operations for 1995 represent the historical results of the Company for the period from January 1, 1995 to May 31, 1995 combined with the results of operations of the Company subsequent to the acquisition from June 1, 1995 to December 31, 1995. The operating results subsequent to the acquisition include the effect of new accounting values assigned to invested assets and intangibles and differences in management and investment advisory fees charged by ARM and SBM.

** Earnings (loss) per share based on 250,000 shares issued and outstanding

MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS AND
FINANCIAL CONDITION

GENERAL

     The Company was acquired by ARM effective May 31, 1995. The results of operations for 1995 represent the historical results of the Company for the period from January 1, 1995 to May 31, 1995 combined with the results of operations of the Company subsequent to the Acquisition from June 1, 1995 to December 31, 1995. The operating results subsequent to the acquisition include the effect of new accounting values assigned to invested assets and intangibles and differences in management and investment advisory fees charged by ARM and SBM.

RESULTS OF OPERATIONS

     The Company's results of operations are derived primarily from the margin between earnings on investments and amounts paid or credited on its fixed-rate certificate deposits ("investment spread").

1995 Compared with 1994

     Net investment income for 1995 was $595,354 compared to $363,420 for 1994. The increase in net investment income is primarily due to a higher investment spread and lower investment expenses (principally as a result of lower management fees and lower amortization of deferred charges since the Acquisition). Investment spread increased to $2.0 million in 1995 from $1.8 million in 1994. These amounts represent the difference between the Company's investment yield on average cash and investments and average rate credited on certificate deposits of 2.97% and 2.10% for 1995 and 1994, respectively.

     The investment yields on average cash and investments for 1995 and 1994 were 8.21% and 7.63%, respectively. This increase is primarily attributable to higher yields attained as a result of a restructuring of the investment portfolio subsequent to the Acquisition, as well as accretion resulting from purchase accounting adjustments.

     The average rates of interest credited on certificate deposits for 1995 and 1994 were 5.24% and 5.53%, respectively. This decrease is a result of new and renewal certificates issued during 1995 accumulating interest at rates lower than those credited during 1994. The Company monitors new interest credited rates against competitive products, mainly bank certificates of deposit. Interest credited rate adjustments (up or down) on new certificates are made as the Company deems necessary.

     Certificate reserves decreased 13.1% during 1995, as maturities and surrenders have exceeded sales and renewals. The Company believes a significant factor leading to the decrease is the certificate of deposit marketplace currently being very competitive, as many financial institutions are offering special high rates to induce customers to open new accounts. For certificates reaching their maturity date during 1995, 72% were renewed.

     Realized investment gains were $283,885 and $29,783 for the years ended December 31, 1995 and 1994, respectively. These realized investment gains were interest-rate related and primarily attributable to the on-going management of the Company's fixed maturity securities classified as available-for-sale which can result in period-to-period swings in realized investment gains and losses since securities are sold during rising and falling interest rate environments.

1994 Compared with 1993

     Net investment income for 1994 was $363,420 compared to $103,382 for the same period in 1993. The increase in net investment income is primarily due to a higher investment spread and lower investment expenses. Investment spread was $1.8 million in 1994 compared to $1.3 million in 1993. These amounts represent the difference between the Company's investment yield on average cash and investments and average rate credited on certificate deposits of 2.10% and 1.42% for 1994 and 1993, respectively.

     The investment yields on average cash and investments for 1994 and 1993 were 7.63% and 7.52%, respectively. The average rates of interest credited on certificate deposits for 1994 and 1993 were 5.53% and 6.10%, respectively. The decrease in credited rates is a result of new and renewal certificates issued during 1994 accumulating interest at rates lower than those credited during 1993.

     Certificate reserves decreased 10.0% during 1994. The Company believes the decrease was mainly the result of the certificate of deposit marketplace being very competitive, as many financial institutions were offering special high rates to induce customers to open new accounts. For certificates reaching their maturity date during 1994, 66% were renewed.

ASSET PORTFOLIO REVIEW

     The Company primarily invests in securities with fixed maturities with the objective of providing reasonable returns while limiting liquidity and credit risks. On an amortized cost basis, the Company's investments in fixed maturities were 98% and 100% investment grade as of December 31, 1995 and 1994, respectively. Investment grade securities are those classified as 1 or 2 by the National Association of Insurance Commissioners, or where such classifications are not available, having a rating on the scale used by Standard & Poor's Corporation of BBB- or above. Additionally, the Company's investment portfolio has minimal exposure to real estate, mortgage loans and common equity securities, which represent 1.1% of the amortized cost of qualified assets at December 31, 1995. As of December 31, 1995, the book value of securities in the Company's investment portfolios which had defaulted on principal or interest payments was zero. The Company attempts to minimize the risks associated with the non-investment grade securities in its portfolio by limiting the exposure to any one issuer and by closely monitoring the creditworthiness of such issuers.

     To improve its investment spreads, the Company added U.S. Government agency collateralized mortgage obligations ("CMOs") to its investment portfolio in 1993 and early 1994. The Company has been able to achieve higher yields with these securities without assuming additional credit risk as the CMOs are primarily backed by U.S. Government and U.S. Government agencies. All mortgage-backed securities (including CMOs) are subject to the risk that a changing interest rate environment might cause prepayment of the underlying obligations at speeds slower or faster than anticipated at the time of their purchase; however, the prepayment risk associated with individual CMO structures may vary significantly. Since the Acquisition in June 1995, an initial restructuring of the investment portfolio was performed to better match the duration of the investment portfolio and related certificate deposits and improve investment yields. In addition, the Company repositioned its mix of CMO holdings to reduce positions in more volatile or highly leveraged securities in favor of the more stable CMO tranches. On an amortized cost basis, CMOs represented 46.6% and 49.7% of the Company's qualified assets as of December 31, 1995 and 1994, respectively.

     In December 1995, the Company sold virtually all of its mortgage loan portfolio resulting in a loss of approximately $65,000.

     Based on the provisions of Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities," adopted as of January 1, 1994, the Company currently classifies its fixed maturity and equity securities as "available-for-sale." Such securities are carried at fair value and changes in fair value, net of related deferred income taxes, are charged or credited directly to shareholder's equity. The decrease in interest rates since the Acquisition, at which time the Company's invested assets were restated to fair value in accordance with purchase accounting rules, has resulted in unrealized gains of $885,878 (net of $477,011 in deferred income taxes) as of December 31, 1995. Volatility in reported shareholder's equity occurs as a result of SFAS No. 115 which requires some assets to be carried at fair value while other assets are carried at historical cost and all liabilities are carried at historical values.

The Company manages assets and liabilities in a closely integrated manner to minimize the volatility of margins. As a result, adjusting the shareholder's equity for changes in the fair value of the Company's fixed maturities and equity securities without reflecting offsetting changes in the value of the Company's liabilities or other assets creates volatility in reported shareholder's equity but does not reflect the underlying economics of the Company's business.

LIQUIDITY AND FINANCIAL RESOURCES

     The Company has never paid cash dividends on its common stock in order to maintain and increase capital resources. The Company will, however, evaluate this on an ongoing basis.

     As of December 31, 1995, the Company had $6.2 million in capital in excess of the minimum amount required by the 1940 Act and the rules and regulations promulgated thereunder by the SEC, as computed in accordance with Section 28(b) of the 1940 Act. In addition, the MDC has certain regulatory authority over the Company. The MDC has historically recommended to the Company that face-amount certificate companies should maintain a ratio of shareholder's equity to total assets of a minimum of 5% based upon a valuation of available-for-sale securities reflected at amortized cost for purposes of this calculation. Under this formula, the Company's capital ratio was 6.9% at December 31, 1995. In November 1994, based on the decline in the value of the Company's investment portfolio, resulting from increasing interest rates in 1994, and the Company's decreasing liquidity resulting from reduced principal payments on the Company's CMO portfolio, the MDC recommended that the Company increase its capital level. The MDC's concern was influenced by the Company's capital ratio, calculated including the effects of unrealized investment losses. Therefore, on March 29, 1995, SBM Life, the former parent company of the Company, made a $1.5 million capital contribution to the Company.

     The primary liquidity requirement of the Company relates to its payment of certificate maturities and surrenders. The principal sources of cash to meet such liquidity requirements are investment income and proceeds from maturities and redemptions of investments.

     At December 31, 1995, cash and cash equivalents totalled $3.9 million, an increase of $2.4 million from December 31, 1994. The Company's aim is to manage its cash and cash equivalents position so as to satisfy short-term liquidity needs. In connection with this management of cash and cash equivalents, the Company may invest idle cash in short duration fixed maturities to capture additional yield when short-term liquidity requirements permit.

     Cash flows of $4.1 million, $4.2 million, and $4.3 million were generated from operating activities in 1995, 1994, and 1993, respectively. These cash flows resulted principally from investment income, less management and investment advisory fees and commissions paid. Proceeds from sales, redemptions and maturities of investments generated $51.8 million, $10.6 million, and $35.1 million in cash flows during 1995, 1994, and 1993, respectively, which were offset by purchases of investments of $44.2 million, $5.1 million, and $37.4 million, respectively. The higher purchases and sales of investments during 1995 were a result of the initial restructuring of the Company's investment portfolio following the Acquisition.

INDEX TO FINANCIAL STATEMENTS

                                                                                              Page
                                                                                              ----

Reports of Independent Auditors................................................................17
Balance Sheets as of December 31, 1995 and 1994................................................19
Statements of Income for the years ended December 31, 1995, 1994, and 1993.....................21
Statements of Shareholder's Equity for the years ended December 31, 1995, 1994 and 1993........22
Statements of Cash Flows for the years ended December 31, 1995, 1994, and 1993.................23
Notes to Financial Statements..................................................................24

                        REPORT OF INDEPENDENT AUDITORS

Board of Directors
SBM Certificate Company

We have audited the balance sheet of SBM Certificate Company as of December 31, 1995, and the related statements of income, shareholder's equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SBM Certificate Company at December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



                                                           /s/ Ernst & Young LLP


Louisville, Kentucky
February 22, 1996

INDEPENDENT AUDITORS' REPORT

Board of Directors
SBM Certificate Company

We have audited the balance sheet of SBM Certificate Company (the "Company") as of December 31, 1994 and the related statements of income and of cash flows for each of the two years in the period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our duties in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of SBM Certificate Company as of December 31, 1994 and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1994 in conformity with generally accepted accounting principles.

The financial statements have been prepared on a historical basis and do not include any purchase accounting or other adjustments resulting from the sale of the Company as discussed in Note 2 to the financial statements.

As discussed in Note 1 to the financial statements, in 1994 the Company adopted Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities.


/s/ Deloitte & Touche LLP
Minneapolis, Minnesota
March 29, 1995

                            SBM CERTIFICATE COMPANY
                                BALANCE SHEETS

                                                                           DECEMBER 31,   DECEMBER 31,
                                                                               1995          1994
---------------------------------------------------------------------------------------   -----------
ASSETS
Qualified assets:
  Cash and investments:
    Investments in securities of unaffiliated issuers:
       Fixed maturities available-for-sale, at fair value (amortized
         cost: 1995-$53,166,600; 1994-$42,296,611)                          $54,486,378   $37,349,231
       Fixed maturities held-to-maturity, at amortized cost (fair
         value: 1994-$11,913,328)                                                    --    13,944,234
       Equity securities, at fair value (cost:  1995-$479,817;
         1994-$803,914)                                                         522,928       475,587
    Mortgage loans on real estate                                                13,391     4,271,255
    Certificate loans                                                           279,463       338,879
    Other invested assets                                                       618,763     1,110,921
    Cash and cash equivalents                                                 3,900,494     1,530,899
                                                                            -----------   -----------
  Total cash and investments                                                 59,821,417    59,021,006

  Receivables:
    Dividends and interest                                                      397,898       432,469
                                                                            -----------   -----------
Total qualified assets                                                       60,219,315    59,453,475

Deferred acquisition costs                                                      113,500       309,587
Goodwill                                                                        192,919            --
Deferred federal income taxes                                                        --       845,629
Other assets                                                                     54,203           239
                                                                            -----------   -----------

Total assets                                                                $60,579,937   $60,608,930
                                                                            ===========   ===========

See accompanying notes.

                            SBM CERTIFICATE COMPANY
                          BALANCE SHEETS (CONTINUED)


                                                                   DECEMBER 31,    DECEMBER 31,
                                                                       1995          1994
-------------------------------------------------------------------------------    -----------
LIABILITIES AND SHAREHOLDER'S EQUITY
Liabilities:
  Certificate reserves:
    Fully-paid certificates                                          $51,329,262   $58,990,855
    Installment certificates                                           1,130,462     1,364,160
                                                                     -----------   -----------
  Total certificate reserves                                          52,459,724    60,355,015
  Payable for investment securities purchased                          2,454,325            --
  Deferred federal income taxes                                          619,148            --
  Accounts payable and other liabilities                                  60,582        66,992
                                                                     -----------   -----------
Total liabilities                                                     55,593,779    60,422,007

Shareholder's equity:
  Common stock, $1 par value; 1,000,000 shares authorized;
    250,000 shares issued and outstanding                                250,000       250,000
  Additional paid-in capital                                           3,050,000     3,740,006
  Net unrealized gains (losses) on available-for-sale securities         885,878    (4,242,659)
  Retained earnings                                                      800,280       439,576
                                                                     -----------   -----------
Total shareholder's equity                                             4,986,158       186,923
                                                                     -----------  ------------

Total liabilities and shareholder's equity                           $60,579,937   $60,608,930
                                                                     ===========   ===========

See accompanying notes.

                            SBM CERTIFICATE COMPANY
                             STATEMENTS OF INCOME


                                                        YEAR ENDED DECEMBER 31
--------------------------------------------------------------------------------------
                                                     1995         1994         1993
--------------------------------------------------------------------------------------
Investment income:
  Interest income from securities                 $4,276,460   $4,590,206   $4,303,521
  Interest income from mortgage loans                366,321      439,709      726,717
  Other investment income                            246,597      296,010      408,262
                                                  ------------------------------------
Total investment income                            4,889,378    5,325,925    5,438,500

Investment and other expenses:
  Management and investment advisory fees            358,486      516,000      490,800
  Deferred acquisition cost amortization  and
    renewal commissions                              289,875      518,782      501,377
  Real estate expenses                               137,777      112,772      152,070
  Amortization of goodwill                            92,248           --           --
  Loan and real estate loss provision                     --           --       55,000
  Other expenses                                      79,207       77,876       89,966
                                                  ------------------------------------
Total investment and other expenses                  957,593    1,225,430    1,289,213

Provision for certificate reserves                 2,929,357    3,575,075    4,089,905
                                                  ------------------------------------
Net investment income before federal
  income taxes                                     1,002,428      525,420       59,382

Federal income tax benefit (expense)                (407,074)    (162,000)      44,000
                                                  ------------------------------------
Net investment income                                595,354      363,420      103,382

Realized investment gains (losses)                   283,885       29,783       (3,173)
Federal income tax benefit (expense) on
  realized investment gains and losses              (102,500)     (10,000)       1,000
                                                   -----------------------------------
Net realized investment gains (losses)               181,385       19,783       (2,173)
                                                   -----------------------------------

Net income                                        $  776,739   $  383,203   $  101,209
                                                  -===================================

See accompanying notes.

                            SBM CERTIFICATE COMPANY
                      STATEMENTS OF SHAREHOLDER'S EQUITY



                                                                      NET UNREALIZED
                                                                      GAINS (LOSSES)
                                                         ADDITIONAL    ON AVAILABLE-                    TOTAL
                                               COMMON     PAID-IN         FOR-SALE       RETAINED    SHAREHOLDER'S
                                               STOCK      CAPITAL       SECURITIES       EARNINGS       EQUITY
-----------------------------------------------------------------------------------------------------------------
Balance, January 1, 1993                      $250,000  $ 3,740,006    $  (213,024)     $ (44,836)    $ 3,732,146
  Net income                                                                              101,209         101,209

  Change in net unrealized investment
    losses                                                                  47,282                         47,282
                                              -------------------------------------------------------------------
Balance, December 31, 1993                     250,000    3,740,006       (165,742)        56,373       3,880,637

    Adjustment to beginning balance for
       change in accounting method, net of
       income taxes of $403,                                               782,000                        782,000
    Net income                                                                            383,203         383,203
    Change in net unrealized losses on
       available-for-sale securities                                    (4,858,917)                    (4,858,917)
                                              -------------------------------------------------------------------
Balance, December 31, 1994                     250,000    3,740,006     (4,242,659)       439,576         186,923

  Net income                                                                              776,739         776,739
  Capital contribution from SBM Life                      1,500,000                                     1,500,000
  Purchase accounting adjustment
    (Note 2)                                             (2,190,006)     1,066,442       (416,035)     (1,539,599)
  Change in net unrealized gains
    (losses) on available-for-sale
    securities                                                           4,062,095                      4,062,095
                                              -------------------------------------------------------------------
Balance, December 31, 1995                    $250,000  $ 3,050,000    $   885,878      $ 800,280     $ 4,986,158
                                              ===================================================================

See accompanying notes.

                            SBM CERTIFICATE COMPANY
                            STATEMENTS OF CASH FLOWS

                                                                         FOR THE YEARS ENDED DECEMBER 31
                                                                   ------------------------------------------
                                                                       1995           1994           1993
-------------------------------------------------------------------------------------------------------------
CASH FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES:
Net income                                                         $    776,739   $    383,203   $    101,209
Adjustments to reconcile net income to cash flows provided
  by operating activities:
    Provision for certificate reserves                                2,929,357      3,575,075      4,089,905
    Realized investment (gains) losses                                 (283,885)       (29,783)         3,173
    Deferral of acquisition costs                                      (430,852)      (507,996)      (377,466)
    Amortization of deferred acquisition costs and
       renewal commissions                                              289,875        518,782        501,377
    Other amortization and depreciation                                 228,861        (75,111)        13,085
    Deferred tax expense (benefit)                                      295,464         20,000        (35,000)
    Provision for loan and real estate losses                                --             --         55,000
    (Increase) decrease in accrued investment income                     34,571         30,851        (12,545)
    Changes in other assets and liabilities                             250,559        236,812          7,905
                                                                   ------------------------------------------
Cash flows provided by operating activities                           4,090,689      4,151,833      4,346,643

CASH FLOWS PROVIDED BY (USED IN) INVESTING ACTIVITIES:
Fixed maturity investments available-for-sale:
  Purchases                                                         (44,224,876)    (3,922,397)            --
  Maturities and redemptions                                          2,627,400      7,563,300             --
  Sales                                                              44,977,473             --             --
Fixed maturity investments held-to-maturity:
  Purchases                                                                  --     (1,180,893)   (37,373,431)
  Maturities and redemptions                                             51,500      2,761,816     22,962,748
  Sales                                                                      --             --      6,893,629
Sales, maturities and redemptions--mortgage loans                     4,192,459        144,109      5,253,906
Additions to other invested assets                                      (81,200)            --             --
Proceeds from sale of other invested assets                                  --        156,453         22,968
Repayment of certificate loans, net                                      59,416         11,494            281
                                                                   ------------------------------------------
Cash flows provided by (used in) investing activities                 7,602,172      5,533,882     (2,239,899)

CASH FLOWS PROVIDED BY (USED IN) FINANCING ACTIVITIES:
Capital contribution                                                  1,500,000             --             --
Amounts received from face-amount certificate holders                 2,498,761      3,689,960      5,984,921
Amounts paid to face-amount certificate holders                     (13,322,027)   (13,973,106)    (9,596,304)
                                                                   ------------------------------------------
Cash flows used in financing activities                              (9,323,266)   (10,283,146)    (3,611,383)
                                                                   ------------------------------------------
Net change in cash and cash equivalents                               2,369,595       (597,431)    (1,504,639)

Cash and cash equivalents at beginning of year                        1,530,899      2,128,330      3,632,969
                                                                   ------------------------------------------

Cash and cash equivalents at end of year                           $  3,900,494   $  1,530,899   $  2,128,330
                                                                   ==========================================

See accompanying notes.

                            SBM CERTIFICATE COMPANY
                         NOTES TO FINANCIAL STATEMENTS

1.   ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Organization

     SBM Certificate Company (the "Company") was incorporated in 1990 for the purpose of acquiring the face-amount certificate business of SBM Company ("SBM"). Effective December 31, 1993, SBM transferred all of the Company's shares of common stock to its wholly owned subsidiary, State Bond and Mortgage Life Insurance Company ("SBM Life"), and the Company became a wholly owned subsidiary of SBM Life.

     On June 14, 1995, ARM Financial Group, Inc. ("ARM"), completed the acquisition of substantially all of the assets and business operations of SBM, including all of the issued and outstanding common stock of SBM's subsidiaries, SBM Life and SBM Financial Services, Inc. ("SBM Financial Services"), and SBM's management contracts with the State Bond Group of mutual funds (the "Acquisition"). By virtue of the Acquisition, ARM acquired control of the Company, a wholly owned subsidiary of SBM Life. Concurrent with the Acquisition, ARM acquired all outstanding shares of the authorized common stock of the Company from SBM Life for a purchase price of $3.3 million.

Nature of Operations

     The Company is an issuer of face-amount certificates registered under the Investment Company Act of 1940 (the "1940 Act"). A face-amount certificate is an obligation of the Company requiring the Company to pay the holder the original invested amount, plus a specified return, at a given maturity date. The Company's face-amount certificates are sold primarily in Minnesota, Iowa, California, South Dakota, Wisconsin, and Illinois. Face-amount certificates generally compete with various types of individual savings products which offer a fixed rate of return on investors' money, especially bank and insurance products.

Basis of Presentation

     The financial statements are prepared in accordance with generally accepted accounting principles. The 1995 financial statements reflect purchase accounting adjustments related to the Acquisition (see Note 2). For periods prior to the Acquisition, the financial statements reflect the historical basis of accounting. Certain amounts from prior years have been reclassified to conform to the current year's presentation. These reclassifications had no effect on previously reported net income or shareholder's equity.

Investments

     Fixed maturities are classified as held-to-maturity when the Company has the positive intent and ability to hold the securities to maturity. Held-to-maturity securities are stated at amortized cost. Fixed maturities not classified as held-to-maturity and equity securities are classified as available-for-sale. Available-for-sale securities are stated at fair value, with the unrealized gains and losses, net of taxes, reported in a separate component of shareholder's equity. The amortized cost of fixed maturities classified as held-to-maturity or available-for-sale is adjusted for amortization of premiums and accretion of discounts to maturity, or in the case of mortgage-backed securities, over the estimated life of the security. Such amortization or accretion is computed using the interest method and is included in investment income. Anticipated prepayments on mortgage-backed securities are considered in determining the effective yield on such securities. If a difference arises between anticipated and actual prepayments, the carrying value of the investment is adjusted with a corresponding charge or credit to investment income. Interest and dividends are included in net investment income. Mortgage loans on real estate and certificate loans are carried at their unpaid principal balances. Cash and cash equivalents consist of highly liquid investments with maturities of three months or less at their time of purchase. Security transactions are accounted for on the date the order to buy or sell is executed. Realized gains and losses on the sale of investments are determined based upon the specific identification method.

     Other invested assets includes real estate, which is recorded at cost, less accumulated depreciation since the Acquisition.

     The Company adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities" for investments held as of or acquired after January 1, 1994. In accordance with SFAS No. 115, prior period financial statements have not been restated to reflect the change in accounting principle. The January 1, 1994 opening balance of shareholder's equity was increased by $782,000 (net of $403,000 in deferred income taxes) to reflect the net unrealized holding gains on securities classified as available-for-sale previously carried at amortized cost. The adoption of SFAS No. 115 had no effect on net income. Upon the date of the Acquisition, the Company classified all fixed maturities classified as held-to-maturity to the available-for-sale category.

Deferred Acquisition Costs

     Costs of issuing new face-amount certificates (principally commissions) have been deferred. These costs are amortized on a straight-line basis over the initial maturity period of the certificates which is three years.

Face-Amount Certificate Reserves

     Face-amount certificates issued by the Company entitle certificate holders, who have made either single or installment payments, to receive a definite sum of money at maturity. Certificate reserves accrue interest, and cash surrender values are less than accumulated certificate reserves prior to maturity dates. Certificate reserves are maintained for advance payments by certificate holders and accrued interest thereon and for interest earned and accrued due to additional interest rates declared. The reserve accumulation rates, cash surrender values, and certificate reserves, among other matters, are governed by the 1940 Act.

Income Taxes

     In accordance with SFAS No. 109, "Accounting for Income Taxes", the Company uses the liability method of accounting for income taxes. The Company's taxable income or loss is included in the consolidated federal income tax return of ARM. The Company provides for income taxes on a separate return basis, except that tax benefits are recognized for losses to the extent they can be used in the consolidated return. It is the Company's and ARM's policy that any tax benefit recorded by one entity will be reimbursed by the benefitted entity.

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management of the Company to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2.   ACQUISITION OF THE COMPANY

     The Acquisition has been accounted for using the purchase method of accounting. Under purchase accounting, assets and liabilities are adjusted to their estimated fair value and reflect an allocation of the Company's portion of the cost of the Acquisition, commonly referred to as "push-down accounting."

     The purchase accounting adjustment reflected in the accompanying statement of shareholder's equity for the year ended December 31, 1995 was recorded on May 31, 1995, the effective date of the Acquisition. The adjustment restated shareholder's equity on that date to $3.3 million, the purchase price allocated to the Company by ARM. The December 31, 1995, balances for "retained earnings" and "net unrealized gains (losses) on available-for-sale securities" reflect net income and the change in the fair value of fixed maturities and equity securities subsequent to the Acquisition.

     The following combined condensed statements of income and cash flows present results for the five months ended May 31, 1995, prior to the Acquisition, and the seven months ended December 31, 1995, following the Acquisition. The combined amounts agree to the accompanying statements of income and cash flows for the year ended December 31, 1995. The operating results subsequent to the Acquisition include the effect of new accounting values assigned to invested assets and intangibles.

                                                                               SEVEN MONTHS
                                                                FIVE MONTHS       ENDED        YEAR ENDED
                                                               ENDED MAY 31,    DECEMBER 31,   DECEMBER 31,
                                                                   1995            1995           1995
                                                               ------------------------------------------
Total investment income                                         $ 2,013,780   $  2,875,598   $  4,889,378
Total investment expenses                                           511,343        446,250        957,593
Provision for certificate reserves                                1,224,738      1,704,619      2,929,357
                                                                -----------------------------------------
Net investment income before federal income taxes                   277,699        724,729      1,002,428
Federal income tax expense                                          (94,000)      (313,074)      (407,074)
                                                                -----------------------------------------
Net investment income                                               183,699        411,655        595,354
Realized investment gains (losses)                                 (314,000)       597,885        283,885
Federal income tax benefit (expense) on realized
  investment gains and losses                                       106,760       (209,260)      (102,500)
                                                                -----------------------------------------
Net income (loss)                                               $   (23,541)  $    800,280   $    776,739
                                                                =========================================

CASH FLOWS PROVIDED BY OPERATING ACTIVITIES                     $ 1,462,487   $  2,628,202   $  4,090,689

CASH FLOWS PROVIDED BY (USED IN) INVESTING ACTIVITIES:
Fixed maturity investments:
  Purchases                                                         (21,615)   (44,203,261)   (44,224,876)
  Maturities and redemptions                                        903,084      1,775,816      2,678,900
  Sales                                                           5,090,653     39,886,820     44,977,473
Sales, maturities and redemptions--mortgage loans                   392,947      3,799,512      4,192,459
Additions to other invested assets, net                             (81,200)            --        (81,200)
Repayments of certificate loans, net                                 66,731         (7,315)        59,416
                                                                -----------------------------------------
Cash flows provided by investing activities                       6,350,600      1,251,572      7,602,172

CASH FLOWS PROVIDED BY (USED IN) FINANCING ACTIVITIES:
Capital contribution from SBM Life                                1,500,000             --      1,500,000
Amounts received from face-amount certificateholders             1,926,095        572,666      2,498,761
Amounts paid to face-amount certificateholders                  (7,066,042)    (6,255,985)   (13,322,027)
                                                                -----------------------------------------
Cash flows used in financing activities                          (3,639,947)    (5,683,319)    (9,323,266)
                                                                -----------------------------------------
Net change in cash and cash equivalents                           4,173,140     (1,803,545)     2,369,595

Cash and cash equivalents at beginning of period                  1,530,899      5,704,039      1,530,899
                                                                -----------------------------------------

Cash and cash equivalents at end of period                      $ 5,704,039   $  3,900,494   $  3,900,494
                                                                =========================================

3.   INVESTMENTS

     The amortized cost and estimated fair values of available-for-sale securities and held-to-maturity securities were as follows:

                                                               AVAILABLE-FOR-SALE SECURITIES
                                                      ------------------------------------------------
                                                                     GROSS       GROSS
                                                                   UNREALIZED  UNREALIZED   ESTIMATED
                                                         COST        GAINS       LOSSES    FAIR VALUE
------------------------------------------------------------------------------------------------------
DECEMBER 31, 1995:
  Fixed maturities:
    U.S. treasury securities and obligations
       of U.S. government agencies                    $ 6,319,243  $   25,950  $       --  $ 6,345,193
    Obligations of state and political
       subdivisions                                       560,292       4,243       6,927      557,608
    Foreign governments                                   500,000       8,125          --      508,125
    Corporate securities                                4,868,279      96,683         173    4,964,789
    Mortgage-backed securities                         40,918,786   1,202,966      11,089   42,110,663
                                                      ------------------------------------------------
  Total fixed maturities                               53,166,600   1,337,967      18,189   54,486,378
  Equity securities                                       479,817      43,156          45      522,928
                                                      ------------------------------------------------
          Total available-for-sale securities         $53,646,417  $1,381,123  $   18,234  $55,009,306
                                                      ================================================

DECEMBER 31, 1994:
  Fixed maturities:
    Mortgage-backed securities                        $42,031,999  $   43,073  $4,933,343  $37,141,729
    Corporate securities                                  264,612       4,500      61,610      207,502
                                                       ------------------------------------------------
  Total fixed maturities                               42,296,611      47,573   4,994,953   37,349,231
  Equity securities                                       803,914          --     328,327      475,587
                                                      ------------------------------------------------
          Total available-for-sale securities         $43,100,525  $   47,573  $5,323,280  $37,824,818
                                                      ================================================

                                                                  HELD-TO-MATURITY SECURITIES
                                                      ------------------------------------------------
                                                                      GROSS       GROSS
                                                                    UNREALIZED  UNREALIZED  ESTIMATED
                                                          COST        GAINS       LOSSES    FAIR VALUE
------------------------------------------------------------------------------------------------------
DECEMBER 31, 1994:
  Fixed maturities:
    U.S. treasury securities and obligations
       of U.S. government agencies                    $   168,461  $       --  $   15,248  $   153,213
    Obligations of state and political
       subdivisions                                       667,053       5,601      34,254      638,400
    Mortgage-backed securities                         13,108,720          --   1,987,005   11,121,715
                                                      ------------------------------------------------
  Total fixed maturities held-to-maturity             $13,944,234  $    5,601  $2,036,507  $11,913,328
                                                      ================================================

     The amortized cost and estimated fair value of securities by contractual maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or repay obligations with or without call or prepayment penalties and because mortgage-backed securities provide for periodic payments throughout their life.

                                                    DECEMBER 31, 1995
                                                 -----------------------
                                                               ESTIMATED
                                                                 FAIR
                                                    COST         VALUE
-------------------------------------------------------------------------
AVAILABLE-FOR-SALE:
  Due in one year or less                        $    49,991  $    49,960
  Due after one year through five years            7,288,590    7,323,115
  Due after five years through ten years           4,111,734    4,181,225
  Due after ten years                                797,499      821,415
  Mortgage-backed securities                      40,918,786   42,110,663
  Equity securities                                  479,817      522,928
                                                 ------------------------
    Total available-for-sale securities          $53,646,417  $55,009,306
                                                 ========================

     Gross gains of $815,733 and $7,399 and gross losses of $148,041 and $321,399 were realized on sales of fixed maturities classified as available-for-sale for the seven months ended December 31, 1995 and the five months ended May 31, 1995, respectively. There were no sales of fixed maturities available-for-sale in 1994. Gross gains of $1,864 and $201,597 and gross losses of zero and $238 were realized on sales of fixed maturities classified as held-to-maturity during the years ended December 31, 1994, and 1993, respectively.

     Gross gains of zero and $2,159 and gross losses of $5,075 and $255 were recognized on equity securities sold during 1995 and 1994, respectively. Gross losses of $64,732 were realized on the sale of substantially all mortgage loans in December 1995.

4.   CERTIFICATE RESERVES

     Total certificate reserves at December 31 are summarized as follows:


                                                                    MINIMUM        ADDITIONAL
                                        1995          1994         INTEREST         INTEREST
                                    ------------------------------------------------------------
Fully-paid certificates:
  Single-payment series 503          $48,440,527   $56,056,890         2.50%      1.85% to 4.50%
  Installment                          2,267,503     2,311,547    2.50% to 3.50%  2.00% to 2.50%
  Optional settlement                    618,419       615,811    2.50% to 3.00%  2.00% to 2.50%
  Due to unlocated certificate
    holders                                2,813         6,607         None
                                     -------------------------
                                      51,329,262    58,990,855

Installment certificates:
  Reserves to mature, by series:
    120, 215, and 220                    447,033       554,466         3.25%           2.25%
    315                                  364,368       425,412         3.50%           1.75%
  Advance payments                       319,061       384,282           *               *
                                     -------------------------
                                       1,130,462     1,364,160
                                     -------------------------
       Total certificate reserves    $52,459,724   $60,355,015
                                     =========================

*Minimum interest rates on advance payments are generally the same as the rates on scheduled installment payments. Interest credited on advance payments, however, is accruing at 5.25% and will continue at that rate through 1996.

5.   FAIR VALUES OF FINANCIAL INSTRUMENTS

     The following disclosure of the estimated fair values of financial instruments is made in accordance with the requirements of SFAS No. 107, "Disclosures about Fair Value of Financial Instruments." The estimated fair value amounts have been determined using available market information and appropriate valuation methodologies. However, considerable judgement was necessarily required to develop these estimates. Accordingly, the estimates are not necessarily indicative of the amounts which could be realized in a current market exchange. The use of different market assumptions or estimation methodologies may have a material effect on the estimated fair value amounts.

                                                 DECEMBER 31, 1995           DECEMBER 31, 1994
                                             ----------------------------------------------------
                                               CARRYING    ESTIMATED     CARRYING      ESTIMATED
                                                VALUE     FAIR VALUE      VALUE       FAIR VALUE
-------------------------------------------------------------------------------------------------
Assets:
  Investments in securities of unaffiliated
    issuers:
       Fixed maturities available-for-sale   $54,486,378  $54,486,378  $37,349,231    $37,349,231
       Fixed maturities held-to-maturity              --           --   13,944,234     11,913,328
       Equity securities                         522,928      522,928      475,587        475,587
  Mortgage loans on real estate                   13,391       13,391    4,271,255      4,304,269
  Certificate loans                              279,463      279,463      338,879        338,879
  Other invested assets                          618,763      618,763    1,110,921      1,110,921
  Cash and cash equivalents                    3,900,494    3,900,494    1,530,899      1,530,899
  Other assets                                    54,203       54,203          239            239
Liabilities:
  Certificate reserves                        52,459,724   52,758,441   60,355,015     60,050,268
  Accounts payable and other liabilities          60,582       60,582       66,992         66,992

     The following methods and assumptions were used in estimating fair values:

Investments in Securities of Unaffiliated Issuers

     Fair values for investments in securities of unaffiliated issuers are based on quoted market prices, where available. For investments in securities of unaffiliated issuers for which a quoted market price is not available, fair values are estimated using internally calculated estimates or quoted market prices of comparable instruments.

Mortgage Loans on Real Estate

     At December 31, 1995, book value is deemed to be fair value. At December 31, 1994, the estimated fair value is based upon discounted cashflow analyses of the loans in the portfolio.

Certificate Loans

     The carrying value of certificate loans approximates their fair value.

Cash and Cash Equivalents

     The carrying amounts of cash and cash equivalents approximate their fair value given the short-term nature of these assets.

Certificate Reserves

     The fair value of certificate reserves is based on a discounted cashflow analysis, using the current interest rate offered on new certificates of 5.60% and 6.00% at December 31, 1995 and 1994, respectively.

Other Invested Assets, Other Assets, Accounts Payable and Other Liabilities

     The financial statement carrying amounts of other invested assets, other assets, accounts payable and other liabilities are deemed to be a reasonable approximation of their fair value.

6.   FEDERAL INCOME TAXES

     Deferred income tax reflects the net tax effects of (i) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, and (ii) operating and capital losses. Significant components of the deferred tax liabilities and assets as of December 31, 1995 and December 31, 1994 were:

                                                                                   DECEMBER 31,  DECEMBER 31,
                                                                                       1995         1994
-------------------------------------------------------------------------------------------------------------
Deferred tax liabilities:
  Real estate limited partnership                                                   $ 172,851     $  189,000
  Net unrealized gains on available-for-sale securities                               477,011             --
  Other                                                                                39,725         33,000
                                                                                    ------------------------
          Total deferred tax liabilities                                              689,587        222,000

Deferred tax assets:
  Fixed maturities                                                                    196,991             --
  Net unrealized losses on available-for-sale securities                                   --      1,794,000
  Other investments                                                                   108,143             --
  Fixed assets                                                                         39,030             --
  Capital loss carryover                                                              420,357             --
  Other                                                                                20,439         34,629
                                                                                    ------------------------
          Total deferred tax assets                                                   784,960      1,828,629
  Valuation allowance for deferred tax assets                                        (714,521)      (761,000)
                                                                                    ------------------------
          Net deferred tax assets                                                      70,439      1,067,629
                                                                                    ------------------------
  Deferred tax assets (liabilities) shown on the accompanying balance sheets        $(619,148)    $  845,629
                                                                                    ========================

     Current and deferred federal income tax expenses for the seven months ended December 31, 1995 were $233,870 and $288,464, respectively. For the five months ended May 31, 1995 the current tax benefit was $19,760 and the deferred tax expense was $7,000. For the year ended December 31, 1994, the current and deferred expense components were $152,000 and $20,000, respectively. For the year ended December 31, 1993, the current expense and deferred benefit components were $4,000 and $49,000, respectively.

     In the event that future tax assets are recognized on deductible temporary differences for which a valuation allowance was provided at the Acquisition date, such benefits will be applied to first reduce the balance of goodwill. During 1995, goodwill was reduced by $189,251 as a result of realizing such benefits. The balance of goodwill at December 31, 1995 was $192,919 and is being amortized straight-line over the three year period subsequent to the Acquisition.

     Federal income taxes differ from that computed by using the expected federal income tax rate of 35% for 1995 and 1994, and 34% for 1993. The sources of the differences were:

                                               SEVEN MONTHS   FIVE MONTHS
                                 YEAR ENDED       ENDED          ENDED      YEAR ENDED       YEAR ENDED
                                DECEMBER 31,   DECEMBER 31,     MAY 31,     DECEMBER 31,     DECEMBER 31,
                                    1995           1995          1995          1994             1993
---------------------------------------------------------------------------------------------------------
Income tax benefit (expense)
  at statutory rate             $(450,209)      $(462,915)     $ 12,706       $(194,321)       $(19,111)
Tax-exempt interest                 7,256           3,350         3,906          10,000          47,000
Dividend received deduction        14,379           8,000         6,379          15,000          15,000
Goodwill amortization             (32,287)        (32,287)           --              --              --
Taxable proceeds from life
  insurance                       (38,482)        (38,482)           --              --              --
Other                             (10,231)             --       (10,231)         (2,679)          2,111
                                -----------------------------------------------------------------------
Total federal income tax
  benefit (expense)             $(509,574)      $(522,334)     $ 12,760       $(172,000)       $ 45,000
                                =======================================================================

7.   RELATED PARTY TRANSACTIONS

     For the periods presented, management and investment advisory fee expenses reflected in the accompanying financial statements represent allocations of expenses from SBM and ARM for the respective periods prior and subsequent to the Acquisition. These allocations include amounts for administrative and investment services, including use of property, equipment and facilities. The allocations are currently based on the proportion which such business and assets managed represents of all of ARM's and its subsidiaries business activities. Prior to the Acquisition, the allocations were primarily based on the amount of time spent by SBM employees on the face-amount certificate business and on the proportion which such business represents of all of SBM's and subsidiaries' business activities. The allocations were $151,967, $206,519, $516,000, and $490,800, for the seven months ended December 31, 1995, the five months ended May 31, 1995 and for the years ended December 31, 1994, and 1993, respectively. The Company owns and pays operating expenses for a building used by SBM (prior to the Acquisition) and its affiliates. The total rent and utilities reimbursement paid to the Company in 1994 and 1993 by SBM and affiliates was $146,554 and $236,162, respectively. At December 31, 1994, the Company owed SBM $46,000 related to the above. Management believes the foregoing allocations were made on a reasonable basis; however, they do not necessarily equal the costs which would have been or will be incurred by the Company on a stand-alone basis.

     The Company has paid SBM Financial Services, an affiliate, $443,579, $507,995, and $377,675 for the years ended 1995, 1994, and 1993, respectively, for sales commissions and other issuance, underwriting, and sales expenses.

8.   SHAREHOLDER'S EQUITY AND REGULATORY MATTERS

     The Company is subject to two principal restrictions relating to its regulatory capital requirements. First, under the 1940 Act, the Company is required to establish and maintain qualified assets (as defined in Section 28(b) of the 1940 Act) having a value not less than the aggregate of certificate reserves plus $250,000 ($52.7 million and $60.6 million at December 31, 1995 and 1994, respectively). The Company had qualified assets of $58.9 million and $64.7 million at those respective dates (before addition of $1.4 million and reduction of $5.3 million, respectively, for net unrealized pretax gains and losses on fixed maturities and equity securities classified as available-for-sale).

     For purposes of determining compliance with the foregoing provisions, qualified assets are valued in accordance with such provisions of the Code of the District of Columbia as are applicable to life insurance companies as required by the 1940 Act. Qualified assets for which no provision for valuation is made in such Code are valued in accordance with rules, regulations, or orders prescribed by the Securities and Exchange Commission. These values are the same as the financial statement carrying value, except that for financial statement purposes, fixed maturities and equity securities classified as available-for-sale are carried at fair value. For qualified asset purposes, fixed maturities securities classified as available-for-sale are valued at amortized cost and equity securities are valued at cost.

     Second, the Minnesota Department of Commerce ("MDC") has historically recommended to the Company that face-amount certificate companies should maintain a ratio of shareholder's equity to total assets of a minimum of 5% based upon a valuation of available-for-sale securities reflected at amortized cost for purposes of this calculation. Under this formula, the Company's capital ratio was 6.9% at December 31, 1995. In November 1994, based on the decline in the value of the Company's investment portfolio, resulting from increasing interest rates in 1994 and the Company's decreasing liquidity resulting from reduced principal payments on the Company's collateralized mortgage obligations portfolio, the MDC recommended that the Company increase its capital level. The MDC's concern was influenced by the Company's capital ratio, calculated including the effects of unrealized investment losses. Therefore, on March 29, 1995, SBM Life, the former parent company of the Company, made a $1.5 million capital contribution to the Company.

     Pursuant to the required calculations of various states, the provisions of the certificates, depository agreements, and the 1940 Act, qualified assets of the Company were deposited with independent custodians to meet certificate liability requirements as of December 31, 1995 and 1994 as shown in the following table. Certificate loans, secured by applicable certificate reserves, are deducted from certificate reserves in computing deposit requirements.

                                                                   1995         1994
                                                                ------------------------
Assets on deposit with:
  Central depositary                                            $57,278,134  $64,092,848
  State governmental authorities                                    193,756      170,435
                                                                ------------------------
Total deposits                                                  $57,471,890  $64,263,283
                                                                ========================

Required deposits                                               $52,430,261  $60,266,136
                                                                ========================

Assets on deposit consisted of the following at December 31:

                                                                    1995         1994
                                                                ------------------------
Investment securities, at cost plus accrued interest            $56,839,655  $58,871,273
First mortgage loans, at cost less allowance for loan losses         13,472    4,281,089
Other assets on deposit, at cost                                    618,763    1,110,921
                                                                ------------------------
                                                                $57,471,890  $64,263,283
                                                                ========================

Part II

Item 13  Other Expenses of Issuance and Distribution

*Fees and expenses of accountants    $ 4,000.00
*Costs of Printing                   $10,000.00
*Legal Fees                          $ 1,000.00
Registration Fees                           --
Federal Taxes                               --
State Taxes and Fees                        --
Trustee and Transfer Agency Fees            --
Premium on Indemnification Policy           --
                                     ----------

 Total                               $15,000.00
                                     ==========

*Estimated

Item 14  Indemnification of Directors and Officers

Pursuant to the Company's Articles of Incorporation, the liability of the Company's directors is limited to the fullest extent permitted by applicable Minnesota law, except as prohibited by the Investment Company Act of 1940. Minnesota law allows the elimination of a director's personal liability to a corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except liability for a breach of the duty of loyalty, acts or omissions not in good faith, involving intentional misconduct or a knowing violation of law, liability for illegal distributions or liability for any transaction undertaken for improper personal benefit. Under the Investment Company Act of 1940 directors may not be protected by indemnification or other means from liability for willful misfeasance, bad faith, gross negligence or reckless disregard of their duties ("disabling conduct").

The Company's By-Laws provide for indemnification of officers and directors to the fullest extent permitted by applicable Minnesota law. Minnesota law requires indemnification as long as the party charged acted in good faith, derived no improper personal benefit, had no reasonable cause to believe his or her act was unlawful and believed the act to be in the best interest of the corporation. However, in accordance with the Company's By-Laws, such indemnification is only allowed if either a court, a majority of a quorum of non-party, non-interested directors, or an independent legal counsel affirmatively determines that the officer, director or adviser involved is not liable for any disabling conduct. In addition, the Company may not make any advances in payment for expenses incurred by officers, directors or advisers unless such a party undertakes in writing to repay any such advance and posts security for such undertaking, or if the Company's insurance would cover a default on such an undertaking, or if the majority of a quorum of non-party directors or independent legal counsel determine such advance is justified due to the officer's, director's or adviser's likely success on the merits.

Item 15  Not Applicable

Item 16(a)  Exhibits

(1) Underwriting Agreement by and between the Company and SBM Financial Services, Inc. dated June 14, 1995 (FILED HEREWITH).

(3)(i) Articles of Incorporation of SBM Certificate Company incorporated by reference to Exhibit 3(i) to Form S-1 Registration Statement of SBM Certificate Company (File No. 33-38066) filed on December 4, 1990.

(3)(ii) By-Laws of SBM Certificate Company incorporated by reference to Exhibit 3(ii) to Form S-1 Registration Statement of SBM Certificate Company (File No. 33-38066) filed on December 4, 1990.

(4) Form of Series 503 Certificate incorporated by reference to SBM Certificate Company Registration Statement of Face-Amount Certificate Company on Form N-8B-4 (File No. 811-6268) filed on April 1, 1991.

(5) Opinion of John R. McGeeney (FILED HEREWITH).

(10) Material contracts

(a) Lease by and between the Company and State Bank & Trust Company of New Ulm dated August 13, 1992, incorporated by reference to Form 10-K of SBM Company (File No. 811-407) filed on March 31, 1993.

(b) Underwriting Agreement by and between the Company and SBM Financial Services, Inc. dated June 14, 1995 (filed herewith as Exhibit (1)).

(c) Administrative Services Agreement by and between the Company and ARM Financial Group, Inc. dated as of June 14, 1995 (FILED HEREWITH).

(d) Investment Services Agreement by and between the Company and ARM Financial Group, Inc. dated June 14, 1995 (FILED HEREWITH).

(e) Custody Agreement, as amended and supplemented, between the Company and First Bank National Association dated December 20, 1990, incorporated by reference to Exhibit 10(b) to Form S-1 Registration Statement of SBM Certificate Company (File No. 33-38066) filed on January 2, 1991.

(f) Form of Tax Allocation Agreement which will be entered into by and among the Company, ARM, and certain ARM subsidiaries for taxable periods beginning January 1, 1995 (FILED HEREWITH).

(23) Consent of Ernst & Young LLP dated February 26, 1996 and consent of Deloitte & Touche LLP dated February 26, 1996 (FILED HEREWITH).

(27) Financial Data Schedule - Not Applicable

Item 16(b)  Financial Statement Schedules

Report of Independent Auditors

Schedule I    Investments in Securities of Unaffiliated Issuers - December 31,
1995

Schedule III Mortgage Loans on Real Estate and Interest Earned on Mortgages - Year Ended December 31, 1995
Schedule V    Qualified Assets on Deposit- December 31, 1995
Schedule VI   Certificate Reserves - Year Ended December 31, 1995

Schedules III, IV, VI and VII as of or for the year ended December 31, 1994, and related Independent Auditors' Report, included in the Company's Post Effective Amendment No. 6 to Registration Statement on Form S-1 filed March 31, 1995 (File No. 33-38066) and incorporated by reference herein.

Schedule III and IV for the year ended December 31, 1993, and related Independent Auditors' Report, included in the Company's Post Effective Amendment No. 5 to Registration Statement on Form S-1 filed February 25, 1994 (File
No. 33-38066) and incorporated by reference herein.

Schedules required by Article 6 of Regulation S-X for face-amount certificate companies other than those listed are omitted because they are not required, are not applicable, or equivalent information has been included in the financial statements and notes thereto, or elsewhere herein.

Item 17 Undertakings

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "1933 Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, Commonwealth of Kentucky, on February 29, 1996.

SBM Certificate Company

By:/s/John R. McGeeney
   ----------------------------------
John R. McGeeney, President


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Principal Executive Officer:

/s/John R. McGeeney                            02/29/96
-------------------------------------       -----------------------------
John R. McGeeney                            Date
Chairman of the Board and President

Principal Financial Officer:

/s/Edward L. Zeman                             02/29/96
-------------------------------------        -----------------------------
Edward L. Zeman                              Date
Executive Vice President--Chief
Financial Officer

Principal Accounting Officer:

/s/Don W. Cummings                             02/29/96
-------------------------------------        -----------------------------
Don W. Cummings                              Date


Directors:

/s/Steven B. Bing                              02/26/96
-------------------------------------        ------------------------------
Stephen B. Bing                              Date


/s/John R. McGeeney                            02/26/96
-------------------------------------        ------------------------------
John R. McGeeney                             Date


/s/Theodore S. Rosky                           02/26/96
-------------------------------------        ------------------------------
Theodore S. Rosky                            Date


-------------------------------------        ------------------------------
Martin R. Snyder                             Date

                        REPORT OF INDEPENDENT AUDITORS


Board of Directors
SBM Certificate Company

We have audited the financial statements of SBM Certificate Company as of December 31, 1995, and for the year then ended, and have issued our report thereon dated February 22, 1996 (included elsewhere in this Registration Statement). Our audit also included the financial statement schedules listed in
Item 16(b) of this Registration Statement. These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit.

In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

                                                     /s/  Ernst & Young LLP

Louisville, Kentucky
February 22, 1996

                                  SCHEDULE I - INVESTMENTS IN SECURITIES OF UNAFFILIATED ISSUERS

                                                         DECEMBER 31, 1995

                                                                                    PRINCIPAL      COST         VALUE
NAME OF ISSUER AND TITLE OF ISSUE                                                     AMOUNT      (A)(B)        (A)
-----------------------------------------------------------------------------------------------------------------------
FIXED MATURITIES AVAILABLE-FOR-SALE
  U.S. TREASURY SECURITIES:
    U.S. Treasury Bond, 6.875%, due 08/15/2025                                      $  335,000  $  367,606   $  377,817
    U.S. Treasury Note, 5.5%, due 04/15/2000                                           195,000     191,470      196,615
    U.S. Treasury Note, 5.5%, due 11/15/1998                                         1,480,000   1,490,175    1,491,100
    U.S. Treasury Note, 5.375%, due 11/30/1997                                       4,265,000   4,269,992    4,279,661
                                                                                                -----------------------
                                                                                                 6,319,243    6,345,193

  OBLIGATIONS OF STATE AND POLITICAL SUBDIVISIONS:
    Belmont County, Ohio, Sanitary Sewer District #3 Waterworks Revenue
      Bonds, 4.25%, due 04/01/2004                                                      30,000      27,653       28,050
    Chelan County, Washington, Public Utility District #1, Rocky Reach
      Hydroelectric Revenue Bonds, 5%, due 07/01/2013                                  116,000     115,998      115,999
    Cloquet, Minnesota, Independent School District #94, 4%, due 02/01/1996             50,000      49,991       49,960
    Columbia, Washington, Storage Power Exchange, 3.875%, due 04/01/2003               160,000     160,000      153,104
    Douglas County, Washington, Public Utilities District #1, Wells Hydroelectric
      Revenue Bonds, 4%, due 09/01/2018                                                 55,000      45,691       46,662
    Minneapolis - St. Paul, Minnesota, Metropolitan Airport, Series 16, 4.5%, due
      01/01/1997                                                                        60,000      60,000       60,252
    North Marshall, Kentucky, Water District, 5%, due 05/01/2006                        35,000      33,097       34,300
    Yuba County, California, Water Agency Bonds, 4%, due 03/01/2016                     75,000      67,862       69,281
                                                                                                -----------------------
                                                                                                   560,292      557,608

  FOREIGN GOVERNMENT:
    United Mexican States, 11.1875%, due 07/21/1997                                    500,000     500,000      508,125

  CORPORATE SECURITIES:
    FINANCIAL INSTITUTIONS
    Bear Stearns Co, 6.5%, due 06/15/2000                                              726,000     730,952      737,362
    Manufacturers Life Insurance, 144A, 7.875%, due 04/15/2005                       1,080,000   1,150,327    1,171,897
    Paine Weber Group, 8.875%, due 03/15/2005                                        1,040,000   1,152,151    1,183,728
    Salomon Inc, 6.875%, due 12/15/2003                                              1,084,000   1,048,688    1,070,970
                                                                                                -----------------------
                                                                                                 4,082,118    4,163,957

    PUBLIC UTILITIES (C)
    Laclede Gas Co, Ser B, 5%, due 03/31/2011                                           3,000      52,967       58,500
    Nicor Inc, 5%, due 05/01/2008                                                          800      30,573       30,400
    San Diego Gas & Electric Co, 4.40%                                                   4,000      46,000       50,000
    South Carolina Electric & Gas Co, 9.40%, due 10/01/2022                                812      39,361       40,194
    Southern California Edison, 4.08%                                                    3,300      44,345       48,263
                                                                                                -----------------------
                                                                                                   213,246      227,357

                                     SBM CERTIFICATE COMPANY

           SCHEDULE I - INVESTMENTS IN SECURITIES OF UNAFFILIATED ISSUERS (CONTINUED)

                                        DECEMBER 31, 1995

                                                                   PRINCIPAL      COST         VALUE
NAME OF ISSUER AND TITLE OF ISSUE                                   AMOUNT       (A)(B)         (A)
------------------------------------------------------------------------------------------------------
FIXED MATURITIES AVAILABLE-FOR-SALE (CONTINUED)
  CORPORATE SECURITIES (CONTINUED):
    RETAIL
    Ralphs Grocery, 10.45%, due 06/15/2004                         $  565,000  $  572,915   $  573,475
                                                                               -----------------------
                                                                                4,868,279    4,964,789

  MORTGAGE-BACKED SECURITIES:
    AFC Home Equity Loan Trust 93-3 A, 5.45%, due 06/20/2013        1,101,681   1,065,366    1,068,630
    Aames Mortgage Trust 95-B A1A, 6.95%, due 08/15/2027            1,015,779   1,019,814    1,028,476
    Federal Home Loan Mortgage Corporation
      7.8724%, floating, due 11/15/2007                             1,293,214   1,099,618    1,234,204
      6.5%, due 12/15/2007                                          1,234,279   1,177,432    1,201,102
      7%, due 03/15/2008                                            1,148,293   1,135,635    1,152,599
      9.5%, due 04/15/2019                                          1,018,043   1,047,350    1,052,076
      7%, due 11/15/2020                                            1,000,000     996,544    1,022,500
      6.95%, due 12/15/2020                                         1,000,000     996,560    1,020,000
    Federal National Mortgage Association
      6.384%, floating, due 11/25/2007                                 72,863      53,622       64,347
      8.25%, due 11/25/2007                                           858,618     610,269      827,760
      6.5%, due 04/25/2008                                          2,000,000   1,905,247    1,952,500
      6.625%, due 12/25/2016                                          680,566     659,116      677,374
      6.5%, due 06/25/2019                                          2,547,991   2,425,896    2,484,291
      8.5%, due 10/25/2020                                          1,082,586   1,097,325    1,098,825
      9%, due 04/01/2021                                               67,563      70,577       71,797
      8.5%, due 04/01/2022                                            888,933     918,849      931,611
      6.111%, floating, due 02/25/2023                              1,849,014   1,794,074    1,828,785
      9.0743%, floating, due 02/25/2023                               792,435     630,054      776,087
      7%, due 07/25/2023                                              907,004     903,937      916,074
    GE Capital Mtg Services 95-8 A1, 7.5%, due 10/25/2025           1,042,796   1,045,946    1,055,831
    Government National Mortgage Association
      9%, due 08/15/2008                                                5,978       6,314        6,388
      9%, due 10/15/2008                                              172,057     181,711      183,476
      9%, due 11/15/2008                                              197,997     209,109      211,578
      9.5%, due 08/15/2009                                             41,823      44,347       45,396
      10%, due 11/15/2009                                              57,618      62,590       63,369
      10%, due 12/15/2009                                              16,000      17,401       17,626
      10%, due 12/15/2010                                              24,593      26,751       27,093
      10%, due 04/15/2013                                               3,431       3,727        3,791
      11.5%, due 04/15/2013                                             2,464       2,748        2,820
      10%, due 06/15/2013                                              29,116      31,627       32,172
      11.5%, due 08/15/2013                                             5,219       5,821        5,972
      10%, due 08/15/2013                                              11,510      12,502       12,725

                             SBM CERTIFICATE COMPANY

   SCHEDULE I - INVESTMENTS IN SECURITIES OF UNAFFILIATED ISSUERS (CONTINUED)

                              DECEMBER 31, 1995

                                                         PRINCIPAL       COST         VALUE
NAME OF ISSUER AND TITLE OF ISSUE                         AMOUNT        (A)(B)         (A)
-------------------------------------------------------------------------------------------
FIXED MATURITIES AVAILABLE-FOR-SALE (CONTINUED)
  MORTGAGE-BACKED SECURITIES (CONTINUED):
    Government National Mortgage Association (continued)
              11.5%, due 03/15/2015                     $      543  $      606   $      622
              11.5%, due 05/15/2015                          1,125       1,255        1,289
              10%, due 07/15/2015                           17,477      18,987       19,316
              10%, due 02/15/2016                           44,147      47,961       48,777
              10.5%, due 02/15/2016                        350,000     388,708      391,146
              9%, due 04/15/2016                            16,699      17,612       17,842
              9%, due 06/15/2016                           441,906     465,740      471,801
              9%, due 10/15/2016                           365,959     385,968      391,002
              9%, due 10/15/2016                           256,389     270,407      273,934
              9%, due 11/15/2016                           207,918     219,135      221,983
              9%, due 11/15/2016                           148,572     156,696      158,623
              9%, due 11/15/2016                            18,430      19,424       19,676
              9%, due 12/15/2016                           204,137     215,152      217,947
              9%, due 12/15/2016                           258,781     272,931      276,489
              9%, due 12/15/2016                           381,908     402,514      407,744
              9%, due 12/15/2016                           191,217     201,534      204,153
              9%, due 12/15/2016                           106,792     112,554      114,017
              9%, due 01/15/2017                           372,496     392,596      397,695
              9%, due 01/15/2017                           385,442     406,240      411,517
              9%, due 01/15/2017                           104,980     110,720      112,081
              9%, due 01/15/2017                           278,140     293,350      297,173
              9%, due 01/15/2017                           304,745     321,410      325,361
              9%, due 01/15/2017                           319,227     336,454      340,823
              9%, due 03/15/2017                           179,474     189,159      191,615
              9.5%, due 08/15/2017                          13,169      13,980       14,241
              9.5%, due 05/15/2018                          28,962      30,604       31,270
              9.5%, due 09/15/2018                           5,639       5,986        6,098
              9.5%, due 10/15/2018                          42,522      44,933       45,910
              9.5%, due 01/15/2019                          34,334      36,281       37,070
              9.5%, due 06/15/2020                          44,436      46,873       47,940
              9.5%, due 08/15/2020                          61,584      64,960       66,388
              9.5%, due 10/15/2019                          17,492      18,451       18,871
              9.5%, due 11/15/2019                          31,838      33,584       34,348
              9.5%, due 09/15/2020                          49,913      52,648       53,806
              9.5%, due 09/15/2020                          31,560      33,290       34,022
              9.5%, due 12/15/2020                          24,648      25,999       26,571
              9.5%, due 12/25/2020                          70,678      74,690       76,309
              8%, due 02/15/2022                         1,010,000   1,045,343    1,052,299
              GNMA I 94-2 Z, 7.9913%, due 07/16/2024     1,065,000   1,065,391    1,148,528
              GNMA I 95-1 D, 8.495%, due 02/16/2018      6,038,000   6,216,051    6,321,001

                           SBM CERTIFICATE COMPANY

                               DECEMBER 31, 1995


                                                                     PRINCIPAL
                                                                     AMOUNT OR
                                                                     NUMBER OF      COST         VALUE
                NAME OF ISSUER AND TITLE OF ISSUE                     SHARES      (a) (b)         (a)
---------------------------------------------------------------------------------------------------------
FIXED MATURITIES AVAILABLE-FOR-SALE (CONTINUED)
       MORTGAGE-BACKED SECURITIES (CONTINUED):
       Option One CTS Arm Trust 95-2 A1, 6.4%, due 11/20/2026       $  944,641  $   945,822   $   945,822
       RTC 92-CHF E, 8.25%, due 12/25/2020                           1,063,494    1,045,338     1,034,248
       Structured Asset Sec Corp 95-C1 D, 7.375%, due 09/25/2024     1,675,000    1,535,851     1,626,844
       TMS Home Equity Ln Tr 92-A A, 6.95%, due 01/15/2007           1,022,722    1,023,552     1,036,784
       UCFC Home Equity Loan 93-D1 A1, 5.45%, due 07/10/2013         1,081,316    1,054,167     1,062,392
                                                                                -------------------------
                                                                                 40,918,786    42,110,663
                                                                                -------------------------

TOTAL FIXED MATURITIES AVAILABLE-FOR-SALE                                        53,166,600    54,486,378

EQUITY SECURITIES: (d)
   INDUSTRIAL
   Aluminum Co of America                                                  200       11,200        14,500
   LTV Corporation (e)                                                     180        2,520         2,475
   Melville Corporation Series B                                           500       31,750        31,750
                                                                                -------------------------
                                                                                     45,470        48,725

PUBLIC UTILITIES
   Carolina Power & Light                                                  500       31,781        35,562
   Connecticut Light and Power Co.                                         400       10,050        10,220
   Duquesne Light Co.                                                      400       10,800        11,600
   GTE Fla Inc.                                                          1,500       25,875        28,313
   Gulf Power Co.                                                          400       28,469        31,272
   Illinois Power Co                                                       600       16,050        18,225
   Kansas City Power and Light Co.                                         200       11,586        12,727
   Louisiana Power and Light Co.                                           500       31,852        33,506
   Midwest Power Systems Inc.                                              600       34,200        41,550
   New Orleans Public Service Inc.                                         600       31,902        33,113
   Pacific Gas & Electric                                                5,000       80,625        86,250
   Pacificorp                                                              500       30,604        33,285
   Pennsylvania Power Co.                                                  200        8,838        11,600
   Public Service Company of  Colorado                                     600       37,215        39,730
   Public Service Electric & Gas                                           200       10,750        11,500
   Public Service Electric & Gas                                           500       33,750        35,750
                                                                                -------------------------
                                                                                    434,347       474,203

                                                                                -------------------------
TOTAL EQUITY SECURITIES                                                             479,817       522,928
                                                                                -------------------------

TOTAL INVESTMENTS IN SECURITIES OF UNAFFILIATED ISSUERS                         $53,646,417   $55,009,306
                                                                                =========================


                            SBM CERTIFICATE COMPANY

                               DECEMBER 31, 1995


(a) See Note 1 and 2 to the financial statements regarding the determination of cost and fair value.

(b) The aggregate cost of investments in securities of unaffiliated issuers for federal income tax purposes was $54,545,095 at December 31, 1995.

(c)  These securities are redeemable preferred stocks.

(d)  These securities are non-redeemable preferred stock unless noted otherwise.

(e)  This security is a common stock and non-income producing.

                            SBM CERTIFICATE COMPANY

 SCHEDULE III - MORTGAGE LOANS ON REAL ESTATE AND INTEREST EARNED ON MORTGAGES

                               DECEMBER 31, 1995


Following is a reconciliation of the principal amount of mortgages for the year ended December 31, 1995.


                                                         1995
                                                     -----------
Balance at beginning of year (excluding valuation    $ 4,373,567
  allowance)
    Collections of principal                            (437,422)
    Cost of mortgages sold                            (3,922,754)
                                                     -----------
Balance at end of year                               $    13,391
                                                     ===========

Interest income on mortgage loans for the year ended December 31, 1995 is summarized as follows:


                                                         1995
                                                     -----------
First mortgages:
     Residential                                     $     1,479
     Commercial                                          364,842
                                                     -----------
                                                     $   366,321
                                                     ===========

                            SBM CERTIFICATE COMPANY

                   SCHEDULE V - QUALIFIED ASSETS ON DEPOSIT

                               DECEMBER 31, 1995


                                                                       FIRST
                                                                     MORTGAGES
                                                                     AND OTHER
                                                                    FIRST LIENS
                                                   INVESTMENTS          ON
NAME OF DEPOSITARY                        CASH    IN SECURITIES     REAL ESTATE       OTHER         TOTAL
------------------------------------------------------------------------------------------------------------
State governmental authorities:
  Securities Department
    of Illinois                          $   --    $   193,756        $   --         $   --      $   193,756
Central depositary:
  Chase Manhattan Bank                       --     56,645,899         13,472         618,763     57,278,134
                                         -------------------------------------------------------------------

Total qualified assets on deposit        $   --    $56,839,655        $13,472        $618,763    $57,471,890
                                         ===================================================================


                            SBM CERTIFICATE COMPANY

                      SCHEDULE VI - CERTIFICATE RESERVES
                           PART I - SUMMARY OF CHANGES

                          YEAR ENDED DECEMBER 31, 1995


                                                BALANCE AT BEGINNING OF YEAR                             ADDITIONS
                                          ----------------------------------------      ------------------------------------------
                                                                       RESERVES
                                          NUMBER OF                   (INCLUDING
                                          ACCOUNTS                      ADVANCE                          RESERVE
                                            WITH       AMOUNT OF       PAYMENTS)                       PAYMENTS BY      CHARGED
                                YIELD     SECURITY     MATURITY       WITH ACCRUED      CHARGED TO     CERTIFICATE     TO OTHER
     DESCRIPTION               PERCENT    HOLDERS        VALUE          INTEREST          INCOME         HOLDERS      ACCOUNTS (a)
----------------------------------------------------------------------------------      ------------------------------------------
Reserves to mature,
  installment certificates:
    Series 120                   2.75         32      $   181,000      $   648,181      $   22,015      $    4,774      $     --
    Series 215                   2.41          2            4,800            1,215               1              67            --
    Series 220                   2.75         22          124,000          217,944           8,780           3,719            --
    Series 315                   2.66        125          427,900          496,820          20,515          19,580            --

Single payment
  certificates:
    Series 503                   2.50      5,148       55,550,227       56,056,890       2,781,872       2,440,881            --

Fully paid installment
  certificates:                  2.50        552        2,659,483        2,311,547         109,100              --        81,040

Optional settlement
  certificates:
    Paid-up certificates         2.50         37           28,131           25,986             748              --         3,187
    Annuities                    3.00         73          575,649          589,825          29,877              --       184,014

Due to unlocated
  certificate holders:           None         24            6,607            6,607              --              --           176
                                           ---------------------------------------      ----------------------------------------
    Total                                  6,015      $59,557,797      $60,355,015      $2,972,908      $2,469,021   $   268,417
                                           =======================================      ========================================

Total charged to income,
  per above                                                                             $2,972,908
Less reserve recoveries from
  terminations prior to maturity                                                            43,551
                                                                                        ----------
Provisions for certificate reserves,
  net, per statement of income                                                          $2,929,357
                                                                                        ==========

Notes to Part I
---------------
(a)  Transfer to/from other certificate reserves upon conversion.
(b)  Direct interest payment to certificate holders.

                                                      SBM CERTIFICATE COMPANY

                                           SCHEDULE -- CERTIFICATE RESERVES (CONTINUED)
                                              PART I - SUMMARY OF CHANGES (CONTINUED)

                                                   YEAR ENDED DECEMBER 31, 1995



                                          DEDUCTIONS                            BALANCE AT END OF YEAR
                             -------------------------------------- -----------------------------------------------
                                                                     NUMBER
                                                                       OF                           RESERVES
                                            CASH                    ACCOUNTS                       (INCLUDING
                                         SURRENDERS                   WITH      AMOUNT OF           ADVANCE
                                          PRIOR TO                  SECURITY    MATURITY        PAYMENTS) WITH
DESCRIPTION                  MATURITIES   MATURITY    OTHER (A)(B)  HOLDERS       VALUE        ACCRUED INTEREST
------------------------------------------------------------------  -------------------------------------------
Reserves to mature,
  installment certificates:
    Series 120               $       --   $   35,968    $128,830         27    $   140,000          $   510,172
    Series 215                       --           --          --          2          4,800                1,283
    Series 220                       --           --      37,478         20         98,000              192,965
    Series 315                   31,513       37,387      41,973        102        356,400              426,042
Single payment
  certificates:
     Series 503               7,075,406    5,423,559     340,151      4,516     49,124,005           48,440,527
Fully paid installment
  certificates:                  48,338      135,065      50,781        519      2,572,645            2,267,503
Optional settlement
  certificates:
    Paid-up certificates            340        2,962      10,299         26         17,958               16,321
    Annuities                   201,617           --          --         59        583,589              602,098
Due to unlocated
  certificate holders:               --        3,970          --         23          2,813                2,813
                             -----------------------------------    -------------------------------------------
      Total                  $7,357,214   $5,638,911    $609,512      5,294    $52,900,210          $52,459,724
                             ===================================    ===========================================

                            SBM CERTIFICATE COMPANY

           PART II - INFORMATION REGARDING INSTALLMENT CERTIFICATES
                          CLASSIFIED BY AGE GROUPINGS

                         YEAR ENDED DECEMBER 31, 1995

                                   BALANCE AT BEGINNING OF THE YEAR
                           ------------------------------------------------
                                         NUMBER OF
                                         ACCOUNTS
                              AGE          WITH     AMOUNT OF
                            GROUPING     SECURITY    MATURITY     AMOUNT OF
                            IN YEARS     HOLDERS      VALUE       RESERVES
                           ------------------------------------------------
Series:
  120                             19            1    $  8,000     $  7,204
                                  20           --          --           --
                                  21            1       3,000        3,245
                                  22            1       6,000       12,208
                                  23           --          --           --
                                  28            1       5,000       10,331
                                  29            2       9,000       19,600
                                  30            1       6,000       13,840
                                  31            1       3,000        7,523
                                  32            1       6,000       16,598
                                  33           --          --           --
                                  35            2      15,000       53,534
                                  36            6      47,000      178,253
                                  37            9      46,000      188,045
                                  38            3      10,000       43,812
                                  39            2      11,000       50,387
                                  40            1       6,000       28,496
  Interest reserve                --           --          --          303
  Accrued interest payable        --           --          --       14,802
                                         ---------------------------------
    Total                                      32    $181,000     $648,181
                                         =================================

Series:
  215                              5            2    $  4,800     $  1,165
                                   6           --          --           --
  Interest reserve                --           --          --           27
  Accrued interest payable                     --          --           23
                                         ---------------------------------
    Total                                       2    $  4,800     $  1,215
                                         =================================

                           SBM CERTIFICATE COMPANY

            PART II - INFORMATION REGARDING INSTALLMENT CERTIFICATES
                    CLASSIFIED BY AGE GROUPINGS (CONTINUED)

                          YEAR ENDED DECEMBER 31, 1995



                           DEDUCTIONS                              BALANCE AT END OF YEAR
                           ----------         ----------------------------------------------------------------
                                                               NUMBER
                                                                 OF
                              CASH                            ACCOUNTS           AMOUNT
                           SURRENDERS           AGE             WITH               OF                  AMOUNT
                            PRIOR TO          GROUPING        SECURITY          MATURITY                 OF
                            MATURITY          IN YEARS        HOLDERS            VALUE                RESERVES
                           ----------         ----------------------------------------------------------------
Series:
  120                       $    --              19             --              $     --              $     --
                                 --              20              1                 8,000                 7,737
                                 --              21              1                 3,000                 3,315
                                 --              22             --                    --                    --
                                 --              23              1                 6,000                12,247
                                 --              28             --                    --                    --
                                 --              29              1                 5,000                11,252
                              7,122              30              1                 6,000                13,052
                                 --              31              1                 6,000                14,749
                                 --              32              1                 3,000                 8,003
                                 --              33              1                 6,000                17,626
                                 --              35              1                 5,000                17,706
                             19,917              36              1                10,000                38,149
                                 --              37              6                33,000               134,855
                              8,930              38              7                30,000               128,996
                                 --              39              2                 8,000                36,852
                                 --              40              2                11,000                53,249
  Interest reserve               --              --             --                    --                   303
  Accrued interest payable       --              --             --                    --                12,081
                           ----------                         ------------------------------------------------
    Total                   $35,969                             27              $140,000              $510,172
                           ==========                         ================================================

Series:
  215                            --               5              1              $  2,400              $    591
                                 --               6              1                 2,400                   641
  Interest reserve               --              --             --                    --                    27
  Accrued interest payable                       --             --                    --                    24
                           ----------                         ------------------------------------------------
    Total                   $     0                              2              $  4,800              $  1,283
                           ==========                         ================================================


                           SBM CERTIFICATE COMPANY

            PART II - INFORMATION REGARDING INSTALLMENT CERTIFICATES
                    CLASSIFIED BY AGE GROUPINGS (CONTINUED)

                          YEAR ENDED DECEMBER 31, 1995


                                             BALANCE AT BEGINNING OF THE YEAR
                                    ---------------------------------------------------
                                                  NUMBER
                                                    OF
                                                 ACCOUNTS
                                       AGE         WITH      AMOUNT OF
                                    GROUPING     SECURITY    MATURITY         AMOUNT
                                    IN YEARS     HOLDERS      VALUE         OF RESERVES
                                    ---------------------------------------------------
Series:
  220                                  10            1       $  4,000        $  1,514
                                       12            1          6,000           3,066
                                       18            1         12,000           9,841
                                       19           --             --              --
                                       24            1          4,000           5,913
                                       25            1         20,000          33,285
                                       26            2         10,000          17,482
                                       27            7         35,000          66,876
                                       28            4         15,000          31,985
                                       29            4         18,000          41,642
                                       30           --             --              --
  Interest reserve                     --           --             --           1,278
  Accrued interest payable             --           --             --           5,062
                                                   ----------------------------------
    Total                                           22       $124,000        $217,944
                                                   ==================================

Series:
  315                                   5            1       $  2,200        $    463
                                        6            1          2,200             625
                                        7            4         14,300           5,896
                                        8            3         23,100           9,453
                                        9            5         27,500          13,374
                                       10            4         14,300           8,098
                                       11            5         13,200           8,276
                                       12           15         48,400          33,625
                                       13           14         39,600          31,721
                                       14            9         31,900          27,448
                                       15           16         49,500          47,896
                                       16            3          8,800          11,526
                                       17            9         30,800          43,494
                                       18           15         59,400          97,642
                                       19           12         35,200          60,334
                                       20            9         27,500          52,143
  Interest reserve                     --           --             --          32,849
  Accrued interest payable             --           --             --          11,957
                                                   ----------------------------------
    Total                                          125       $427,900        $496,820
                                                   ==================================

                           SBM CERTIFICATE COMPANY

            PART II - INFORMATION REGARDING INSTALLMENT CERTIFICATES
                    CLASSIFIED BY AGE GROUPINGS (CONTINUED)

                          YEAR ENDED DECEMBER 31, 1995



                                    DEDUCTIONS                            BALANCE AT END OF YEAR
                             -----------------------     ---------------------------------------------------------
                                                                         NUMBER
                                                                           OF
                                CASH                                    ACCOUNTS
                             SURRENDERS                    AGE            WITH           AMOUNT OF
                              PRIOR TO                   GROUPING       SECURITY         MATURITY         AMOUNT
                              MATURITY        OTHER      IN YEARS       HOLDERS            VALUE       OF RESERVES
                             -----------------------     ---------------------------------------------------------
Series:
  220                         $    --         $   --        10              1            $  4,000        $  1,539
                                   --          3,279        12             --                  --              --
                                   --             --        18             --                  --              --
                                   --             --        19              1              12,000          10,615
                                   --             --        24             --                  --              --
                                   --             --        25              1               4,000           6,358
                                   --             --        26             --                  --              --
                                   --             --        27              2              10,000          18,720
                                   --             --        28              7              35,000          71,464
                                   --             --        29              4              15,000          34,111
                                   --             --        30              4              18,000          44,353
  Interest reserve                 --             --        --             --                  --           1,215
  Accrued interest payable         --             --        --             --                  --           4,590
                             -----------------------                    ------------------------------------------
    Total                     $               $3,279                       20            $ 98,000        $192,965
                             =======================                    ==========================================

Series:                       $    --         $   --         5              1            $  2,200        $    483
  315                              --             --         6              1               2,200             665
                                   --             --         7             --                  --              --
                                   --             --         8              4              14,300           7,003
                                   --             --         9              3              23,100          11,034
                                   --             --        10              5              27,500          15,197
                                   --             --        11              4              14,300           9,127
                                   --             --        12              5              13,200           9,278
                                2,963             --        13             14              45,100          34,920
                                   --             --        14             14              39,600          34,750
                                3,849             --        15             10              34,100          32,365
                               14,941             --        16              6              19,800          25,269
                                3,126             --        17              1               2,200           3,034
                                8,823             --        18              9              39,600          66,058
                                3,685             --        19             12              40,700          68,659
                                   --             --        20             13              38,500          71,723
  Interest reserve                 --             --        --             --                  --          26,265
  Accrued interest payable         --             --        --             --                  --          10,212
                             -----------------------                    ------------------------------------------
    Total                     $37,387         $   --                      102            $356,400        $426,042
                             =======================                    ==========================================
